Exhibit 10.1

Dated 26 February 2025

(1)	VISION ACCESS ENTERPRISES LIMITED
(2)	M DIGITAL PARTNERS COMPANY LIMITED
(as Vendors)
(3)	POWELL MAX LIMITED (as Purchaser)

Agreement for sale and purchase of the entire issued shares and shareholder’s loan of Miracle Media Production Limited

i

THIS AGREEMENT is made on 26 February 2025

BETWEEN:

(1)	VISION ACCESS ENTERPRISES LIMITED (Company No. 2162779), a company incorporated under the laws of the British Virgin Islands whose registered office is situate at OMC Chambers, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands (“Vision Access”);

(2)	M DIGITAL PARTNERS COMPANY LIMITED (Business Registration No.70601486), a company incorporated under the laws of Hong Kong whose registered office is situate at Room C, 6/F, World Trust Tower, 50 Stanley Street, Central, Hong Kong (“M Digital”, together with Vision Access, the “Vendors” and each a “Vendor”);

(3)	POWELL MAX LIMITED (Company No.2003956), a company incorporated under the laws of the British Virgin Islands whose registered office is situated at Commerce House, Wickhams Cay 1, P.O. Box 3140, Road Town, Tortola, British Virgin Islands, VG1110 (the “Purchaser”); and

(4)	MIRACLE MEDIA PRODUCTION LIMITED (Business Registration No.68230724), a company incorporated under the laws of Hong Kong whose registered office is situate at Room 2303, 23/F, The Center, 99 Queen’s Road Central, Central, Hong Kong (the “Company”).

(The Vendors, the Purchaser and the Company are collectively referred to as the “Parties”, and each or any one of them is referred to as the “Party”.)

WHEREAS:

(A)	Vision Access and M Digital are respectively the registered, legal and beneficial owners of the VA Sale Shares and MD Sale Shares, representing the entire issued shares of the Company. The respective number of shares of the Company and the respective percentage shareholdings held by the Vendors in the Company are set out in Schedule 1.

(B)	The Company is principally engaged in the provision of printing and translation services.

(C)	The Vendors have agreed to sell, or procure the sale of, the Sale Shares, and the Purchaser has agreed to purchase, or procure the purchase of, the Sale Shares for the consideration and otherwise on and subject to the terms and conditions of this Agreement.

IT IS HEREBY AGREED between the Parties as follows:

1.	DEFINITIONS AND INTERPRETATION

Definitions

1.1	Unless otherwise defined, capitalised terms used in this Agreement (including the above Parties descriptions and recitals) shall have the following meanings:

“Accounts”	means collectively the Pre-Completion Accounts and the Audited Completion Accounts.

“Accounts Date”	means 31 December 2024.

“Agreed Form”	in relation to a document, means the form approved by the Vendors and the Purchaser.

“Agreement”	means and includes this Agreement as originally executed and such modification, amendment, addition or supplement from time to time to be agreed between the Parties.

“Applicable Laws”	means all laws, regulations, directives, statutes, subordinate legislation, common law and civil codes of any jurisdiction, all judgments, orders, notices, instructions, decisions and awards of any court or competent authority or tribunal exercising statutory or delegated powers and all codes of practice having force of law, statutory guidance and policy notes, in each case to the extent applicable to the Parties or any of them, any Company, or as the context requires.

“Audited Completion Accounts”	means the audited balance sheet of the Company as at the Completion Date (but immediately before Completion) and the audited profit and loss account of the Company (together with the breakdown, notes, statements, lists, ledgers, accounts and records attached thereto) for the period from 1 April 2024 and ended on the Completion Date (but immediately before Completion) and including the notes, opinions, reports, statements and other documents contained, annexed or attached therein and thereto, prepared and certified with an unqualified report by the Auditor.

“Auditor”	means such firm of Hong Kong certified public accountants as shall be agreed upon by the Parties in writing.

“Business Day”	means a day (other than a Saturday, Sunday or public holiday) on which licensed commercial banks in Hong Kong are open for general banking business for members of the public in Hong Kong.

“Companies Ordinance”	means the Companies Ordinance (Chapter 622 of the Laws of Hong Kong).

“Completion”	means completion of the sale and purchase of the Sale Shares in accordance with Clause 5 and the terms and conditions of this Agreement.

“Completion Date”	means the date as set out or ascertained in Clause 5.1;

“Conditions”	means the conditions precedent set out in Clause 3; and “Condition” means any or a specific one of them.

“Disclosed”	means the matters disclosed to the Purchaser in the Disclosure Letter to qualify the Warranties;

“Due Diligence Enquiry”	means the document for due diligence enquiry made, conducted and completed in accordance with Clause 10, containing, inter alia: (a) the requests, demands, questions, inquiries and requisitions to be made by the Purchaser, (b) the replies, answers, representations, warranties, agreements, covenants and undertakings to be made by the Vendors, and (c) the information, documents, records, deeds, correspondence referred to, enclosed therewith and delivered pursuant thereto, to be confirmed and executed by the Vendors and the Company in favour of the Purchaser within two (2) months from the date of this Agreement pursuant to Clauses 5.2 and 10.

“Encumbrance”	means any mortgage, pledge, charge, lien, claims, equities, options, adverse interests, right of first refusal, right of set-off, title retention, assignment by way of security, hypothecation, third party rights or interest whatsoever, power of sale, rights of pre-emption or other encumbrance, priority or security interest or other security arrangement or other rights or interest of whatsoever nature or other security agreement or trust arrangement for the purpose of providing security, and any other agreement or arrangement the effect of which is the creation of a security interest, and “Encumber”, “Encumbrancer” or “Unencumbered” shall be construed accordingly.

“Hong Kong”	means the Hong Kong Special Administrative Region of PRC.

“Hong Kong Dollar” or “HKD”	means the lawful currency of Hong Kong at the relevant time.

“Incorporation Jurisdiction”	means, in relation to any company or corporation, the country or jurisdiction, in which such company or incorporation is incorporated.

“Indebtedness”	means any obligation for the payment or repayment of money, whether as principal or as surety and whether present or future, actual or contingent, primary or collateral, several or joint, secured or unsecured, subordinated or unsubordinated.

“Loan Consideration”	means the purchase price of the Shareholder’s Loan as set out and ascertained in Clause 4.1.

“Long Stop Date”	means 12 months after the date of this Agreement, if that is not a Business Day, the Business Day immediately before such date, or such other date as agreed by the Vendors and the Purchaser in writing.

“Material Adverse Change”	means any change (or effect), the consequence of which will materially and adversely affect the financial position, business or property, results, operations, business prospects or assets or otherwise of the Company.

“MD Sale Shares”	means 100,000 Shares, legally and beneficially owned by M Digital.

“Pre-Completion Accounts”	means the unaudited balance sheet of the Company as at the Accounts Date and the unaudited profit and loss account of the Company (together with the breakdown, notes, statements, lists, ledgers, accounts and records attached thereto) for the period from 1 April 2024 and ended on the Accounts Date and certified as true and correct by any one (1) director of the Company and annexed hereto and marked “Exhibit”.

“PRC”	means the People’s Republic of China and, for the purpose of this Agreement, excludes Hong Kong, the Macau Special Administrative Region and the Taiwan region.

“Purchaser’s Solicitors”	means K M Lai & Li, Solicitors of 24/F., Regent Centre, 88 Queen’s Road Central, Hong Kong, or such other solicitors firm as shall be appointed by the Purchaser.

“Sale Shares”	means MD Sale Shares and VA Sale Shares.

“Share(s)”	means the ordinary share(s) in the Company.

“Share Consideration”	means the purchase price of the Sale Shares as set out and ascertained in Clause 4.1.

“Shareholder’s Loan”	means the amount owing as at the Completion Date by the Company to the Vision Access in respect of non-interest bearing loan repayable on demand made by Vision Access to the Company and duly acknowledged to be owing by the Company.

“subsidiary” and “holding company”	have the respective meanings as defined, ascribed thereto and used by and in Division 4 of Part 1 of the Companies Ordinance provided that any reference therein to a company shall be deemed to include a reference to a body corporate incorporated or established outside Hong Kong or under any other statutory provisions.

“Tax” or “Taxation”	means any form of taxation, charge, duty, impost, levy, withholding, deduction, rate, liability imposed to collect public or local revenue, or other amount payable to any statutory, governmental, state, local, overseas, municipal, revenue, customs, administrative or fiscal authorities whatsoever whenever created or imposed and of any part of the world and, without prejudice to the generality of the foregoing, includes but not limited to profits tax, provisional profits tax, interest tax, salaries tax, property tax, taxes on income, value added tax, tariff, sale tax, service tax, production tax, trade tax, assets tax, estate duty, capital tax, stamp duty, payroll tax, withholding tax, rates, charges, fees, customs and excise duties and other similar liabilities.

“Total Consideration”	means the total amount of the Share Consideration and the Loan Consideration.

“United States Dollars” or “USD”	means the lawful currency of the United States of America at the relevant time.

“VA Sale Shares”	means 900,000 Shares, legally and beneficially owned by Vision Access.

“Valuation Report”	means the valuation report prepared by a firm of reputable surveyors acceptable to the Purchaser, in respect of the market value of the Company as of the Completion Date, address to the Purchaser.

“Warranties”	means the warranties, agreements, covenants, obligations, representations, and undertakings set out in Clause 8 and Schedule 2 and the replies, answers, representations, warranties, agreements, covenants and undertakings to be made by the Vendors under or pursuant to Clause 10 and/or in the Due Diligence Enquiry, and “Warranty” means any or a specific one of them.

Interpretation

1.2	In this Agreement:

Schedule and Annexure

(a)	the Schedule(s), Annexure(s) and Exhibit(s) (if any) to this Agreement shall form part of this Agreement and shall have the same force and effect as if expressly set out in the body of this Agreement and any reference to this Agreement shall, unless the context otherwise requires, include such Schedule(s), Annexure(s) and Exhibit(s) (if any);

Statutory Provision

(b)	references to ordinances, statutes or statutory provisions shall where the context so admits or requires be construed as references to those ordinance, statutes or statutory provisions as respectively replaced, amended, consolidated, extended, or re-enacted or as their application is modified by other ordinances, statutes or statutory provisions from time to time and for the time being in force, and shall include any subordinate legislation, rules or regulations made under such ordinance, statutes or statutory provisions;

Clause Heading

(c)	headings in this Agreement are for convenience and reference only and shall not be construed to have any binding effect and shall not affect the construction or interpretation of this Agreement;

Number and Gender

(d)	unless the context otherwise requires : words importing the singular include the plural and vice versa; words importing person include individuals, bodies corporate unincorporated associations, partnerships and Authorities (whether or not any of them have a separate legal personality); words importing gender include every gender and the neuter gender;

Reference to Clause and Schedule

(e)	unless the contrary intention appears, references to Clause, Sub-clause, Paragraph, Schedule, Annexure and Exhibit are to clause, sub-clause, paragraph of and schedule, annexure and exhibit to or of this Agreement;

Inclusion

(f)	“including”, “includes” or “in particular” means including, includes or in particular without limitation;

Writing

(g)	writing or written includes any method of representing or reproducing words in a legible form;

Successor and Assign

(h)	the expressions “Vendors”, the “Purchaser” and the “Company” shall, where the context permits, include their respective successors, personal representatives and permitted assigns;

Joint and Several Liability

(i)	where the Party includes two or more persons or corporations then all agreements, representations, warranties, indemnities, undertakings, commitments, acceptances, acknowledgments, guarantees, covenants, conditions and obligations (express or implied) of that Party shall be or shall be deemed to be made and given by such persons or corporations jointly and severally;

Continuance after Completion

(j)	where it is necessary for the true construction or interpretation of any provisions herein so that the liability or obligation of any of the Parties shall continue after Completion, such provisions shall survive Completion.

2.	SALE AND PURCHASE OF SALE SHARES AND ASSIGNMENT OF SHAREHOLDER’S LOAN

Sale and Purchase of Sale Shares

2.1	Subject to and upon the terms and conditions of this Agreement (including the Conditions) and the Due Diligence Enquiry to the Purchaser’s satisfaction:

(a)	Vision Access, as registered, legal and beneficial owner of the VA Sale Shares, shall sell and transfer, or shall procure the sale and transfer of, the VA Sale Shares to the Purchaser free from all the Encumbrances and with all rights attached thereto or accruing thereto, including all dividends, distributions and payments declared, paid or made in respect thereof as at Completion;

(b)	M Digital, as registered, legal and beneficial owner of the MD Sale Shares, shall sell and transfer, or shall procure the sale and transfer of, the MD Sale Shares to the Purchaser free from all the Encumbrances and with all rights attached thereto or accruing thereto, including all dividends, distributions and payments declared, paid or made in respect thereof as at Completion; and

(c)	the Purchaser (relying on the agreements, covenants, obligations, representations, warranties, undertakings, indemnities, replies and answers of the Vendors herein or made in pursuance of this Agreement and the Due Diligence Enquiry) shall purchase, or shall procure its nominee the purchase of, the Sale Shares free from all the Encumbrances in consideration of the Total Consideration and subject to and upon the terms and conditions of this Agreement.

Sale and Purchase of Loan

2.2	Subject to and upon the terms and conditions of this Agreement (including the Conditions) and the Due Diligence Enquiry to the Purchaser’s satisfaction:

(a)	Vision Access as legal and beneficial owner shall sell and assign, or procure the sale and assignment of, all its right, title, benefit and interest of and in the Shareholder’s Loan absolutely to the Purchaser free from all the Encumbrances and with all rights attached thereto; and

(b)	the Purchaser (relying on the agreements, covenants, obligations, representations, warranties, undertakings, indemnities, replies and answers of the Vendors herein or made in pursuance of this Agreement and the Due Diligence Enquiry) shall purchase and accept assignment of, or shall procure the purchase and acceptance of assignment of, the Shareholder’s Loan free from all the Encumbrances in consideration of the Loan Consideration and upon the terms and conditions of this Agreement Provided that the sale and purchase of the Shareholder’s Loan shall be conditional upon the sale and purchase of the Sale Shares hereunder.

3.	CONDITIONS PRECEDENT

3.1	Completion of the sale and purchase of the Sale Shares is subject to and conditional upon due and complete fulfilment, on or before the Long Stop Date, of all of the following conditions:

(a)	each of the Vendors having proved that it has good title to the Sale Shares (insofar as the same is registered under their respective names) free from all Encumbrances;

(b)	Vision Access having proved that it has good title to the Shareholder’s Loan free from all Encumbrances;

(c)	the Purchaser being satisfied with the conduct and results of the Due Diligence Enquiry;

(d)	the Vendors having provided to the Purchaser the Valuation Report obtained at the Vendors’ own costs showing that the market value of the Company as of the Completion Date is US$4,090,000;

(e)	all other necessary approvals and consents from any regulatory authorities to implement the transactions contemplated under this Agreement as may be required by the relevant laws and regulations having been obtained;

(f)	the Company having settled all outstanding liabilities, including the liabilities disclosed in the Accounts;

(g)	the Purchaser being reasonably satisfied that the Accounts, Warranties and the warranties, representations and undertakings on the part of the Vendors contained herein are true and accurate up to and including the date of Completion and not misleading in all material respects, and that there is no non-disclosure on the part of the Vendors;

(h)	the Vendors having duly complied with and perform all the terms and conditions of this Agreement in all material respects insofar as the same are to be complied with and performed on or before Completion; and

(i)	there being no Material Adverse Change to the Company since the date of this Agreement.

Waiver of Condition

3.2	The Purchaser or the Vendors may, on such terms and conditions as it may decide in its absolute discretion, waive all or any of the Conditions at any time by notice in writing to the other Party.

Co-Operation between Parties

3.3	The Parties shall co-operate and shall use their reasonable endeavours and due diligence to procure and ensure that all the Conditions shall be fully fulfilled by no later than the Long Stop Date. The Parties shall provide the other Parties with all reasonable assistance and information for the application for all the approvals or consents referred to in the Conditions / fulfilment of all the Conditions.

Procurement of Conditions by Vendors

3.4	Without limiting the generality of Clause 3.3, the Vendors shall, as soon as practicable after the execution of this Agreement:

(a)	provide all documents and other information in the Vendors’ possession or under the Vendors’ control requested by the Purchaser or such other applicable authorities in connection with the Vendors’ application and shall use all reasonable endeavours to expedite the application and ensure that the approvals are granted as soon as possible; and
(b)	procure and ensure that all the Conditions shall be fully fulfilled by no later than the Long Stop Date.

Fulfilment of Conditions

3.5	The Conditions shall only be treated as fulfilled if the relevant waiver, authorization, consent or approval is unconditional or, if it is conditional or imposes requirements, the conditions or requirements are acceptable to the Purchaser.

Notification of Fulfilment of Condition

3.6	Each of the Vendors and the Purchaser agrees and undertakes with the others that upon any of the Conditions being fulfilled, the Vendors or the Purchaser shall immediately notify the other Party in writing of the fulfilment of such Condition.

Non-Fulfilment of Conditions

3.7	If any of the Conditions shall have not been fulfilled to the reasonable satisfaction of the Purchaser or waived by the Purchaser or the Vendors in writing by the Long Stop Date, the Vendors or the Purchaser shall have the right by notice in writing to terminate and rescind this Agreement and annul the sale and purchase of the Sale Shares in accordance with Clause 27.2.

4.	CONSIDERATION

4.1	The Parties agrees, subject to the terms and conditions of this Agreement, the Total Consideration payable by the Purchaser for the sale and purchase of the Sale Shares and the assignment of the Shareholder’s Loan referred to in Clause 2, shall be United States Dollars Three Million Six Hundred Thousand Only (US$3,600,000), which shall be apportioned in the customary manner as follows:-

(a)	the consideration for the assignment of the Shareholder’s Loan shall be the value of the outstanding amount of the Shareholder’s Loan as at Completion; and

(b)	the consideration for the transfer of the Sale Shares shall be the amount of the Total Consideration less the consideration for the assignment of the Shareholder’s Loan set out in Sub-Clause (a) above, to be apportioned between Vision Access and M Digital in accordance with their respective shareholdings in the Company.

Manner of Payment

4.2	Subject to the terms and conditions of this Agreement, the Total Consideration shall be paid by the Purchaser to the Vendors on Completion. All payments payable under this Agreement shall either be paid in United States Dollars or Hong Kong Dollars at the sole discretion of the Purchaser. Conversion of United States Dollars into Hong Kong Dollars shall be at the fixed rate of USD$1 to HK$7.80.

Appointment of Vendor’s Agent

4.3	The Vendors declare that Mr. Lum Chor Wah Richard (Holder of Hong Kong Identity Card No.[REDACTED]) (the “Agent”) is the Vendors’ agent for the purpose of receiving all monies payable to the Vendors pursuant to this Agreement including the Total Consideration or any other monies payable to the Vendors upon Completion. The Vendors further declare that the payment to the Agent of the Total Consideration, and any other monies shall be a full and sufficient discharge of the Purchaser’s obligations hereunder.

5.	COMPLETION

Completion Date, Time and Place

5.1	Subject to the due and complete fulfilment (or waiver, as the case may be) of all the Conditions on or before the Long Stop Date and subject to and upon the terms and conditions of this Agreement, Completion shall take place (between the hours of 10:00 a.m. and 5:00 p.m. on weekdays on the 3rd Business Day after the date on which notification of fulfilment (or waiver) of all of the Conditions has been served in accordance with Clause 3 (or if such day is not a Business Day, on the next following Business Day) at the office of the Purchaser’s Solicitors’ office (or such other place as the Parties may agree in writing before Completion). At Completion all (but not part only) of the following business and matters mentioned in Clauses 5.2, 5.3 and 5.4 shall be transacted and performed.

Documents from Vendors

5.2	At Completion the Vendors shall deliver to the Purchaser all (but not part only) of the following:

(a)	bought and sold notes and instruments of transfer in respect of the Sale Shares, duly completed and executed by or on behalf of the Vendors, or the registered shareholder(s) and attested in favour of the Purchaser and/or its nominee(s);

(b)	all share certificates in respect of the Sale Shares;

(c)	duly executed deed of assignment for assignment of the Shareholder’s Loan in favour of the Purchaser (or its nominee) by Vision Access and the Company;

(d)	all powers of attorney or other authorities under which the instrument of transfer in respect of the Sale Share have been executed;

(e)	duly executed under seal letters of resignation (in a form as determined by the Purchaser) of all or any (as required by the Purchaser) of the existing directors, secretary and auditor of the Company in each case resigning from their respective appointments with the Company and confirming that the relevant person has no claim whatsoever against the Company whether for compensation for loss of office, salary, remuneration, year-end payment, bonus, severance payments, long service payment, pensions, other payments, expenses, damages, loss, loss of share options or otherwise howsoever arising, and further, in the case of each director of the Company, such resignation letter shall be accompanied by a further resignation letter, notice or form in such content and form and signed or executed by the director in question in accordance with the Companies Ordinance;

(f)	the common seal, rubber chop, certificate of incorporation, certificate of incorporation on change of name, business registration certificate(s), Memorandum and Articles of Association, bye-laws, unused share certificate, and statutory records (including minutes books, registers of directors, members, secretary and charges) of the Company;

(g)	all books, records, certificates, statements, cheque books, books of account, tax records, accounts passbooks and statements, ledgers, correspondences, insurance policies, contracts, agreements, deeds, minutes and resolutions referred to or set out in Clause 10 and/or referred to in, enclosed with or delivered pursuant to the Due Diligence Enquiry and/or of or relating to the Company as may be required by the Purchaser;

(h)	the Valuation Report;

(i)	a Certificate of Incumbency of Vision Access (which shall be dated no earlier than 3 days before the Completion Date);

(j)	written evidence and receipts, satisfactory to the Purchaser, duly executed under seal by the relevant persons confirming that all liabilities disclosed in the Accounts and all other Indebtedness of whatsoever nature due or owing by the Company to any third party (other than the Shareholder’s Loan) have been fully paid and discharged on or before the date of Completion;

(k)	a certificate signed by a director of the Company confirming the settlement of all liabilities of the Company as disclosed in the Accounts (other than the Shareholder’s Loan);

(l)	certified true copy of written board resolutions or minutes (containing all relevant resolutions) of a duly convened meeting of the directors of the Company approving the matters referred to in Clause 5.3(a);

(m)	certified true copy of written board resolutions or minutes (containing all relevant resolutions) of a duly convened meeting of the directors of each of the Vendors approving the transfer of the Sale Shares and the assignment of the Shareholder’s Loan (if applicable) to the Purchaser and the execution of, and performance by, each of the Vendors in respect of this Agreement; and

(n)	evidence and written confirmation (to the reasonable satisfaction of the Purchaser) of the fulfillment of the Conditions as set out in Clause3.

Board Resolutions from and Obligations of Vendors

5.3	At Completion the Vendors shall do, or procure or cause to do, all (but not part only) of the following:

(a)	written board resolutions to be signed by the directors of the Company or a meeting of the directors of the Company to be held at which resolutions in respect of the following matters shall be passed or resolved:

(i)	the transfers of the Sale Shares from the Vendors to the Purchaser and/or its nominee(s) shall be approved and the Purchaser and/or its nominee(s) shall be approved as the registered holders of the Sale Shares (subject only to payment of stamp duty, if any);

(ii)	the signing of the bought and sold notes and instruments of transfer in respect of the Sale Shares by the Vendors shall be duly approved;

(iii)	the issuance of a new share certificate for the Sale Shares in the name of the Purchaser (and/or the Purchaser’s nominee(s));

(iv)	the terms and conditions, entering into and execution of the deed of assignment for assignment of the Shareholder’s Loan in favour of the Purchaser (or its nominee) shall be approved in all respects and duly authorized;

(v)	(if required by the Purchaser) persons nominated by the Purchaser shall be appointed as new directors, secretary, auditor or other officers of the Company with immediate effect;

(vi)	(if required by the Purchaser) all existing bank mandates, authorizations or instructions in force for the Company shall be altered in such manner as the Purchaser shall require;

(vii)	(if required by the Purchaser) the resignations of all or any (as required by the Purchaser) of the existing directors, secretary and auditor of the Company (in the Agreed Form) shall be approved;

(viii)	the registered office of the Company shall be changed to such address as the Purchaser shall determine; and

(b)	in relation to the Company, the Vendors shall procure that the share register of the Company to be held to the order of the Purchaser as from the Completion.

Payment by and Obligation of Purchaser

5.4	At Completion but subject to and against compliance and performance by the Vendors with all the provisions of Clauses 5.2 and 5.3, the Purchaser shall:

(a)	produce evidence of the fulfillment of the Conditions as set out in Clause 3 (to the extent applicable); and

(b)	deliver to the Vendors cashier order(s) drawn on a licensed bank in Hong Kong or effect bank transfer for the balance of Total Consideration payable to the Vendors hereunder.

Completion of All Transactions

5.5	The transactions set out in this Clause 5 shall take place at the same time so that in default of performance of any such transactions or any part thereof by a Party, the other Party shall not be obliged to complete the transactions (without prejudice to any further legal remedies).

Default of Completion by Vendors

5.6	In addition to and without prejudice to any other claims, rights or remedies available to the Purchaser or the Vendors, if any provision of this Clause 5 is not complied with by the Vendors at Completion, the Purchaser shall be entitled to, by written notice to the Vendors:

(a)	defer Completion to a date not more than thirty (30) days after the Completion Date (and so that the provisions of and the rights, claims and remedies of the Purchaser under this Clause 5 shall apply to such Completion as so deferred) provided that such deferral may only occur once;

(b)	proceed to Completion so far as practicable having regard to the defaults which have occured (without prejudice to its rights hereunder); or

(c)	(by notice in writing) terminate and rescind this Agreement and annul the sale and purchase of the Sale Shares in accordance with Clause 27.2.

.

Default of Completion by Purchaser

5.7	If any provision of this Clause 5 is not complied with by the Purchaser at Completion (save and except for the Purchaser not, at its sole discretion, reasonably satisfied with the results of the Due Diligence Enquiry), the Vendors shall be entitled to, by written notice to the Purchaser:

(a)	defer Completion to a date not more than thirty (30) days after the Completion Date (and so that the provisions of and the rights, claims and remedies of the Purchaser under this Clause 5 shall apply to such Completion as so deferred) provided that such deferral may only occur once; or

(b)	proceed to Completion so far as practicable (without prejudice to its rights hereunder); or

(c)	(by notice in writing) terminate and rescind this Agreement and annul the sale and purchase of the Sale Shares herein in accordance with Clause 27.2.

6.	PRE-COMPLETION UNDERTAKINGS

6.1	The Vendors represents, warrants and undertakes to the Purchaser that:

(a)	as at the Completion Date, no Material Adverse Change will have occurred since the date of this Agreement up to the date of Completion;

(b)	the Vendors shall use its reasonable endeavours to procure that the Company shall carry on its business in the normal and ordinary course and consistent with past practice after the date of this Agreement up to the date of Completion and with a view to maintaining the validity of each Licence; and the continued operation of the Company’ business under each Licence;

(c)	the Vendors shall be responsible for all the liabilities, obligations, Indebtedness, Encumbrances of any kind (whether liquidated or unliquidated, actual or contingent, foreseeable or unforeseeable, or otherwise) of the Company before, up to and including the Completion Date;

(d)	the Vendors shall use its reasonable endeavours to provide all such information known, on reasonable enquiry, ought to be known to the Vendors and relating to the Vendors, the Company, Sale Shares as may reasonably be required by the Purchaser, its officers, employee, agents, representatives and advisers, for the purposes of complying with any requirements of law and enabling the Purchaser to obtain any approvals which they consider necessary from any governmental authorities in Hong Kong in connection with the sale and purchase of the Sale Shares;

(e)	the Vendors shall from time to time and at any time, whether before or after Completion, forthwith disclose in writing to the Purchaser and/or its nominee(s) any event, fact or circumstance which may be or become known to them before or after the date hereof and which is inconsistent with any of the Warranties or which may entitle the Purchaser and/or its nominee(s) to make any claim under this Agreement;

(f)	the Vendors shall notify the Purchaser of any matters relating to or affecting the properties or assets of the Company or any part thereof of a material nature as soon as is reasonably practicable after the Vendors becomes aware thereof;

(g)	the Vendors shall be liable for any claim or demand under this Agreement which would not have arisen but for an act omission, act or transaction by the Vendors or the Company occurring or committed before Completion;

(h)	the Vendors shall not take any action which is inconsistent with the provisions of this Agreement or the consummation of the transactions contemplated by this Agreement;

(i)	the Vendors shall procure the Company not to commence, compromise, settle, release, discharge or compound any civil, criminal, arbitration or other proceedings or any liability, claim, action, demand or dispute or waive any right in relation to any of the foregoing; and

(j)	the Vendors shall use its reasonable endeavours to provide to the Purchaser all such information and assistance as the Purchaser may reasonably request in relation to the satisfaction of the Conditions.

7.	ACCOUNTS

Delivery of Audited Completion Accounts

7.1	The Vendors shall prepare and procure the preparation of and, within two (2) months (or such other date as agreed between the Parties in writing) after the Completion, deliver to the Purchaser the Audited Completion Accounts. The Purchaser shall at its own costs and expenses procure the directors of the Company and all necessary persons to provide all such information and documents as required by the Auditor and/or the Vendors, and to assist the Auditor in all reasonable respects including access to books and records of the Company for the preparation and issue of the Audited Completion Accounts.

Requirements of Audited Completion Accounts

7.2	The Completion Accounts and Audited Completion Accounts shall comply with all the requirements and representations in relation to the Completion Accounts and Audited Completion Accounts in the Warranties.

Preparation and Delivery of Audited Completion Accounts

7.3	The Warranties and all warranties, undertakings, representations and indemnities made by the Vendors in this Agreement shall be deemed to extend to and include the Completion Accounts and the Audited Completion Accounts and where necessary, reference therein to the Pre-Completion Accounts and the Accounts Date shall be substituted respectively by references to the Completion Accounts and the Audited Completion Accounts and Completion Date.

8.	REPRESENTATIONS AND WARRANTIES BY VENDORS

Representations, Warranties, Covenants and Undertakings

8.1	In consideration of the Purchaser entering into this Agreement and subject as provided herein, save as Disclosed, the Vendors hereby represents and warrants to and covenants and undertakes with the Purchaser in the terms and conditions as set out in Schedule 2. The Vendors further represents and warrants to and covenant and undertake with the Purchaser that each and every of the terms and conditions as set out in Schedule 2 is true, complete and accurate in all material respects as at the date hereof and will be for all material times up to and including the Completion Date.

Basis of Agreement

8.2	The Vendors hereby accepts and acknowledges that the Purchaser is entering into this Agreement on the basis of and in reliance on each of the Warranties notwithstanding any investigation the Purchaser or their agents or advisors may have made. In so far as the Warranties relate in whole or in part to matters of fact they shall constitute representations upon the faith of which the Purchaser has entered into this Agreement.

Continuance up to Completion

8.3	The Warranties shall be fulfilled down to and shall be true, complete and accurate in all material respects and not misleading in any material respects at all material times up to and at the Completion, in each case by reference to the facts and circumstances then existing.

Separate Warranty

8.4	Each of the Warranties shall be construed as a separate agreement, covenant, obligation, representation, warranty and undertaking and (save as expressly provided to the contrary) shall not be limited or restricted by reference to or inference from the terms of any other agreements, covenants, obligations, representations, warranties and undertakings or any other terms of this Agreement.

Not to Commit Breach

8.5	Without prior written consent of the Purchaser, the Vendors (except only to such extent as may be necessary to give effect to this Agreement) shall not, and shall procure the Company and other relevant person shall not, at any time prior to Completion do or omit to do any act or thing which would cause, constitute or result in a material breach of any of the Warranties or of the agreement and undertaking given in Clause 8.

8.6	The Vendors hereby undertakes with the Purchaser that:

(a)	the Vendors shall as soon as practicable disclose to and notify the Purchaser in writing any fact, matter, event or circumstance which, arising or becoming known to it after the date hereof and before Completion, is inconsistent with any of the Warranties or may constitute a material breach of any Warranty if such Warranty was to be repeated on or at any time before Completion by reference to such fact, matter, event or circumstances; and

(b)	if after the date hereof and before Completion, the Vendors shall become aware of any of the Warranties being unfulfilled, untrue, misleading or incorrect in any material respect, the Vendors shall immediately notify the Purchaser in writing thereof.

8.7	The rights of the Purchaser in respect of material breach of any of the Warranties shall not be affected by the Completion nor by the giving of any time or other indulgence by the Purchaser to any person nor by the Purchaser terminating or rescinding or not terminating or rescinding this Agreement except in the event of a specific waiver or release by the Purchaser in writing and such waiver or release shall not prejudice or affect any claim which the Purchaser shall be entitled to bring or shall operate to reduce any amount recoverable by the Purchaser hereunder.

8.8	No other information relating to the Company of which the Purchaser or any of its officers or employees has knowledge (actual or constructive) shall prejudice any claim made by the Purchaser under the Warranties, or operate to reduce any amount recoverable and it shall not be a defence to any claim against the Vendors that the Purchaser or any of its officers or employers knew or ought to have known or had constructive knowledge of any information relating to the circumstances giving rise to such claim whether as part of their Due Diligence Enquiry or otherwise.

8.9	The Vendors hereby undertakes with the Purchaser that (in the event of any claim being made against any Vendors in connection with or arising out of this Agreement) the Vendors will not make any claim against any other person who is or may be liable on the Warranties given by the Vendors in competition with the Purchaser.

8.10	Subject to Clause 8.18, the Vendors hereby also agrees, covenants, represents, warrants and undertakes with the Purchaser that the Vendors shall (without prejudice to any of their other rights or claims under this Agreement and at common law) fully and effectually indemnify and keep indemnified the Purchaser and the Company, by payment on demand to the Purchaser, from and against all or any actions, claims, demands, suits, proceedings, losses, liabilities, damages, interest, penalties, costs (including all legal costs on a solicitor and own client basis), charges, expenses or other liabilities which it may reasonably incur or be suffered as a result of or in connection with:

(a)	any material breach, default or non-fulfilment of any of the Warranties or any other terms of the Agreement;

(b)	the rectification of any material breach or non-fulfilment of any of the Warranties;

(c)	the settlement of any claim that any of the Warranties are untrue or misleading or have been breached in any material respect;

(d)	any legal proceedings in which the Purchaser claims that any of the Warranties are untrue or misleading or have been breached in any material respect and in which judgment is given for the Purchaser;

(e)	any incident occurred before the Completion which causes or gives rise to any criminal prosecution, conviction, investigation or disciplinary action taken against the Company by any relevant regulatory body;

(f)	any breach of the Companies Ordinance as amended from time to time committed by the Company; and

(g)	the enforcement of any such settlement or judgment.

8.11	If prior to Completion it shall be found that any of the Warranties was, when given, or will be or would be, at Completion (as if it had been repeated on Completion) not complied with or otherwise untrue, incorrect, or misleading in any material respect and the non-compliance, non-fulfilment, untruthfulness, incorrectness or misleading nature of such Warranty has a material adverse effect on the business or assets of the Company (taken as a whole), the Purchaser (in addition to and without prejudice to all other rights, claims or remedies available to the Purchaser including the right to claim loss and damages) shall have the right by notice in writing to the Vendors to terminate or rescind this Agreement (without prejudice to any of the rights, claims and remedies of any other breaches, defaults, failures, non-compliances and non-performances of any terms and conditions of this Agreement on the part of the Vendors, and without prejudice to any antecedent breach of any of the terms and conditions of this Agreement, including the breach of Warranties by the Vendors and the Parties’ respective rights and obligations with respect to any such breach) provided that if the non-compliance, non-fulfilment, untruthfulness, incorrectness or misleading nature of the Warranty is capable of being remedied, the rights, claims or remedies available to the Purchaser (including without limitation the right to terminate or rescind this Agreement and the right to claim loss and damages) shall be exercisable only in the event such non-compliance, non-fulfilment, untruthfulness, incorrectness or misleading nature of the Warranty is not remedied to the reasonable satisfaction of the Purchaser within twenty-one (21) Business Days of the same having occurred. For the avoidance of doubt, if the last Business Day of the aforementioned period of twenty-one (21) Business Days falls beyond the Long Stop Date, the Long Stop Date shall be deemed to be extended to such Business Day with the agreement of the Vendors and the Purchaser provided there shall only be one extension. The failure to exercise the right under Clause 8 by the Purchaser shall not constitute a waiver of any other rights, claims and remedies of the Purchaser arising out of any material breach of such Warranty.

8.12	None of the Warranties nor any benefit nor claim thereunder may be assigned to any person without the prior written consent of the Vendors provided that the benefit of the Warranties may be assigned in whole (but not in part) by the Purchaser but only to a wholly-owned subsidiary of the Purchaser to which all of the Sale Shares have been transferred by the Purchaser.

8.13	To the extent permitted by the Applicable Laws, the Vendors shall use its reasonable endeavors to assist the Company in the resolution and settlement of all civil or criminal claims, disciplinary actions, investigation which give rise to the Indemnified Matters as soon as reasonably practicable.

8.14	The Vendors shall also be liable for any claim or demand under the Warranties or this Agreement, which would not have arisen but for an act omission or transaction by the Vendors or the Company occurring before the Completion.

8.15	All the Warranties shall (insofar as applicable) be and be deemed to be confirmed and repeated immediately before and at Completion.

8.16	The Vendors represents, warrants and undertakes to the Purchaser that as at the Completion Date, no Material Adverse Change will have occurred since the date of this Agreement.

Declaration of Independence

8.17	The Vendors represents, warrants and undertakes to the Purchaser that each of the Vendors is an independent third party of the Purchaser and is not and will not on or before the Completion Date be a related party of the Purchaser. For this purpose, the term “related party” has the meaning defined in ASC 850-10-20 of the FASB Accounting Standards Codification, as amended, supplemented or replaced from time to time.

Limitation of Liability

8.18	The liability of the Vendors in respect of any breach of any of the Warranties and the extent of indemnity referred to in Clause 8.10 shall be limited as provided in this Clause:-

(a)	the aggregate liability of the Vendors in respect of all claims under this Agreement (including, for the avoidance of doubt, the Warranties) shall not exceed the Total Consideration

(b)	save for the matters of Taxation, no claims may be brought against the Vendors in respect of a breach of Warranties after the expiry of three (3) years after the Completion (the “Warranty Period”) and the Vendors shall not be liable in respect of a breach of Warranties unless the Purchaser has given written notice to the Vendors giving reasonably full particulars of the relevant claims prior to the expiry of the Warranty Period and within three (3) months after the Purchaser becomes aware of such breach; and

(c)	any notice of a claim for any breach of this Agreement (including, for the avoidance of doubt, the Warranties) given by the Purchaser to the Vendors shall specify (in reasonable detail) the matters which give rise to the breach and the nature of the breach and (if ascertainable) an estimate of the amount claimed in respect thereof.

8.19	If the Purchaser becomes aware of any matter that is in the Purchaser’s reasonable opinion likely to give rise to a claim against the Vendors under this Agreement, notice of that fact shall be given as soon as reasonably practicable to the Vendors.

(a)	Without prejudice to the validity of the claim or alleged claim in question and to the extent required by the Applicable Laws, the Purchaser may allow the Vendors and its accountants and professional advisers to conduct investigation to a reasonable extent the matter or circumstance alleged to give rise to such claim and whether and to what extent any amount is payable in respect of such claim and for such purpose the Purchaser may give reasonable information and assistance as the Vendors or its accountants or professional advisers may reasonably request, provided that the Purchaser has been paid by the Vendors all reasonable costs and expenses in rendering all the aforesaid assistance. The Vendors agrees to keep all such information confidential and only to use it for the purpose of the claim in question.

(b)	Purchaser shall consult as fully as is reasonably practicable with the Vendors as regards the conduct of any proceedings arising out of such claim. The Vendors agrees to keep all such information confidential and only to use it for the purpose of the claim in question.

9.	REPRESENTATIONS AND WARRANTIES BY PURCHASER

9.1	The Purchaser warrants and represents to the Vendors that:

(a)	The Purchaser is duly incorporated, duly organised and validly existing under the laws of its jurisdiction and has full power to conduct its business as conducted at the date of this Agreement;

(b)	The Purchaser has corporate power and authority to enter into and perform this Agreement and any agreement entered into pursuant to the terms of this Agreement and the provisions of this Agreement and any agreement entered into pursuant to the terms of this Agreement, constitute valid and binding obligations on the Purchaser and are enforceable against the Purchaser, in accordance with their respective terms;

(c)	There are no:

(i)	outstanding judgments, orders, injunctions or decrees of any governmental or regulatory body or arbitration tribunal against or affecting the Purchaser;

(ii)	lawsuits, actions or proceedings pending or, to the knowledge of the Purchaser, threatened against or affecting the Purchaser; or

(iii)	investigations by any governmental or regulatory body which are pending or threatened against the Purchaser, so far as the Purchaser is aware,

and which, in each case, has or could have a material adverse effect on the ability of the Purchaser to perform its obligations under this Agreement or any agreement entered into pursuant to the terms of this Agreement; and

(d)	No order has been made, petition presented or meeting convened for the winding up of the Purchaser, nor any other action taken in relation to the appointment of an administrator, liquidator, receiver, administrative receiver, compulsory manager or any provisional liquidator (or equivalent in any other jurisdiction) (or other process whereby the business is terminated and the assets of the company concerned are distributed amongst the creditors or shareholders or any other contributors), and there are no proceedings under any applicable insolvency, reorganisation or similar laws in any relevant jurisdiction, and no events have occurred which, under the Applicable Laws, would justify any such proceedings.

9.2	The Purchaser warrants to the Vendors that the Purchaser is not actually aware at the date of this Agreement of any matter or thing which would give rise to a claim against the Vendors whether in contract or otherwise under the provisions of this Agreement.

9.3	In addition to the Vendors’ right to damages or any other right at common law in respect of any breach of Warranties by the Purchaser or any other terms of this Agreement, the Purchaser shall indemnify and keep indemnified the Vendors (or its nominee(s)) from and against all losses, liabilities, damages, costs, charges, interests, penalties, expenses (including legal expenses), actions or proceedings sustained or incurred or brought by or against the Vendors (or its nominee(s)) directly or indirectly arising from or in connection with any breach of any of the warranties given by it or any other terms of this Agreement.

10.	PROOF OF TITLE AND DUE DILIGENCE ENQUIRY

10.1	The Vendors shall prove and show that each of the Vendors has a good title to the Sale Shares (which were registered under their respective names) and Vision Access has a good title to the Shareholder’s Loan at their respective own expense and shall at the like expense make and furnish to the Purchaser such deeds or documents as may be necessary to prove and show such title.

10.2	After signing of this Agreement, the Purchaser is entitled to carry out or continue to carry out a due diligence review on the Company and all matters relating to this Agreement. For the purposes of enabling the Purchaser to carry out such due diligence review, the Vendors shall provide and supply to the Purchaser of and/or shall permit the Purchaser (or any person authorized by the Purchaser) to have access to (together with the right to take copies) the following currently available and in the possession or control of the Vendor:

(a)	the accountants and auditor of the Company;

(b)	all books, accounts, accounting records, ledgers, financial records, bank accounts passbooks and statements, books of account, check books and check stubs or counterfoils of the Company;

(c)	tax returns together with related correspondence and correspondence with any statutory, governmental, state, provincial, local or municipal authority whatsoever of the Company;

(d)	all the statutory books, and other books and records (written up to but excluding the Completion Date) and the certificate of incorporation, certificate of incorporation on change of name, business registration certificate(s), copies of Memorandum and Articles of Association or bye-laws, unused share certificate, and all minutes, resolutions and records of or relating to the Company;

(e)	all insurance policies, contracts, guarantee, agreements and deeds to which the Company is a party; and

(f)	all information, documents, deeds, books, records and correspondence of or relating to the Sale Shares, Company, the business, affairs and operations of the Company and this Agreement as may be required by the Purchaser.

10.3	For the purposes of carrying out such due diligence review and fulfillment of the provisions of this Clause 10, the Purchaser is entitled to serve on and deliver to the Purchaser the Due Diligence Enquiry containing such requests, demands, questions, inquiries and requisitions to be determined by the Purchaser. The Vendors shall and are obliged to give and make satisfactory and sufficient replies, answers or representations to the such requests, demands, questions, inquiries and requisitions of the Purchaser in the Due Diligence Enquiry, and deliver and supply to the Purchaser such satisfactory and sufficient information, documents, records, deeds and correspondence as requested and demanded by the Purchaser in the Due Diligence Enquiry.

10.4	The Vendors hereby agree and declare the replies, answers, representations, warranties, agreements, covenants and undertakings to be made by the Vendors in the Due Diligence Enquiry are representations, warranties, agreements, covenants and undertakings made by the Vendors to the Purchaser. The Vendors represents and warrants to and covenant and undertake with the Purchaser that each and every of the terms and conditions contained in the replies, answers, representations, warranties, agreements, covenants and undertakings to be made by the Vendors in the Due Diligence Enquiry is true, complete and accurate in all material respects as at the date when the same is made and will be for all material times up to and including the Completion Date.

10.5	The Vendors hereby agree and declare that all the replies, answers, representations, warranties, agreements, covenants and undertakings to be made by the Vendors in the Due Diligence Enquiry and all the information, documents, records, deeds, correspondence referred to, enclosed with the Due Diligence Enquiry and delivered pursuant to the Due Diligence Enquiry shall be, form and be deemed to be part of the Warranties in all material respects and shall have the legal effects of the Warranties under this Agreement.

10.6	The Vendors shall repeat and confirm all the terms and conditions contained in the replies, answers, representations, warranties, agreements, covenants and undertakings to be made by the Vendors in the Due Diligence Enquiry immediately before and at Completion.

10.7	The Vendors hereby instruct, authorize and procure the directors, officers, employees, agents and representatives of the Company to comply with this Clause 10 as if they were the Vendors and to give promptly all such information, explanations and assistance as the Purchaser and/or any such person authorized by the Purchaser may reasonably request.

11.	UNDERTAKINGS BY VENDORS

Pre-Completion Undertakings

11.1	The Vendors represent, warrant and undertake to the Purchaser that save and except in the ordinary course of business, unless otherwise instructed or approved by the Purchaser (such instruction or approval shall not be unreasonably given or withheld) and save as expressly provided for or required in this Agreement, the Vendors shall not, and shall procure the Company not to, at any time from the date hereof until Completion:

(a)	amend or propose changes to the memorandum and articles of association of the Company;

(b)	mortgage, charge, sell, Encumber, dispose of or otherwise deal with the Sale Shares (or any part thereof);

(c)	issue, grant, sell or Encumber any shares of the share capital of the Company or other securities or any interest therein, issue, grant, sell or Encumber any security, option, right to acquire, warrant, put, call, subscription or other right of any kind, fixed or contingent, that directly or indirectly calls for the acquisition, issuance, sale, pledge or other disposition or Encumbering of any shares of the share capital of the Company or other securities or any interest therein or make any other changes in the equity or other capital structure of the Company;

(d)	increase, consolidate, sub-divide, reduce or alter any of the issued share capital or authorized share capital of the Company;

(e)	change the outstanding or unissued shares in the share capital of the Company into a different number or shares of a different class by reason of any reclassification, recapitalisation, split-up, combination exchange of shares or readjustment, or declare a stock dividend thereon;

(f)	declare, pay or make any dividends, repayment of capital or other distribution whatsoever in respect of the Company, or agree to do so;

(g)	make any material change to the business or operations of the Company either as regards to the nature, scope or manner of conducting the same;

(h)	engage in any other business activity or business other than the business activities as provision of printing and translation services;

(i)	do or suffer anything whereby the financial position of the Company may be adversely altered in any material respect;

(j)	lend or advance moneys to or guarantee the Indebtedness or obligations of any person or company other than in the ordinary course of business;

(k)	make or enter into any unusual or abnormal contract, transaction, agreement, undertaking or commitment, or make or enter into any contract or undertaking whether or not in the ordinary course of business;

(l)	make any modification to any existing agreement or to any governmental permits, other than changes made in good faith to cure document deficiencies;

(m)	knowingly terminate any agreement, arrangement or understanding or waive any right;

(n)	enter into any contract for the purchase, lease (as lessee), licence or other occupancy of real property, other than extensions of existing real property leases for terms of not more than six (6) months;

(o)	make any capital expenditure exceeding HK$50,000;

(p)	sell, lease (as lessor), license, transfer or otherwise dispose of any of the material assets, properties or undertakings of the Company, other than inventory and personal property sold or otherwise disposed of for fair value in the ordinary course of business consistent with past practice;

(q)	create, impose, extend, grant, or issue or agree to create, impose, extend, grant or issue, or suffer to be created, imposed, extended any mortgage, pledge or Encumbrance on or over any of the material assets, properties or undertakings of the Company;

(r)	cancel or release any material debts owed to or claims held by the Company (including the settlement of any claims or litigation) other than in the ordinary and regular course of the business consistent with past practice;

(s)	discharge or satisfy any lien, charge or Encumbrance, or (otherwise than in the ordinary and proper course of business of the Company save as herein specifically Disclosed) pay or discharge any obligation or liability whether absolute or contingent;

(t)	borrow any money, or create, incur or assume, or agree to create, incur or assume, any Indebtedness or liabilities other than in the ordinary course of business;

(u)	give any guarantee, indemnity, surety or security, or enter into, as lessee, any capitalized lease obligations;

(v)	institute or grant any increase in any profit-sharing, bonus, incentive, deferred compensation, insurance, pension, retirement, medical, hospital, disability, welfare or other employee benefit plan with respect to its employees;

(w)	make any loan, advance or credit facility to any person;

(x)	appoint any directors, secretaries or (pursuant to any power of attorney or similar authority) attorneys;

(y)	pay or agree to pay its directors, officers or any of them any remuneration or other emoluments or benefits whatsoever;

(z)	change the auditor of the Company or adopt or discontinue or change any accounting policy in the preparation of the accounts of the Company;

(aa)	establish any retirement, pension or provident scheme, fund or policy or make payment of premiums for the purchase or provision of, any gratuity, pension or allowance on the retirement or death of any director or of any officer who is not a director, either to such director or officer or to his widow or dependents;

(bb)	dissolve the Company;

(cc)	undertake or permit to take place any amalgamation, merger or consolidation of the business or assets of the Company with the business or assets of any other person or any reorganization of the affairs of the Company which has a substantially similar effect or acquire a material amount of assets of any other person;

(dd)	incorporate any subsidiary, or enter into any transaction whereby the Company becomes associated with any other company;

(ee)	mortgage, charge, sell, Encumber, dispose of or otherwise deal with the assets, properties or undertakings of the Company and not to do anything which might jeopardise the material assets, properties or undertakings of the Company, the Sale Shares or any part thereof;

(ff)	do, allow or procure any act or omission on or before Completion which would constitute a material breach of any of the representations or warranties on the part of the Vendors or any of them contained in this Agreement; and

(gg)	other than in the ordinary course of business, enter into any transaction or incur any financial obligation, save for the costs and expenses associated with the holding of meetings of the board of directors of the Company and any other costs and expenses required to maintain the standing of the Company and to safeguard its assets; and

(hh)	take any action which is inconsistent with the provisions of this Agreement or the consummation of the transactions contemplated by this Agreement.

Profit Guarantee

11.2	The Vendors jointly, severally irrevocably and unconditionally warrant and guarantee to the Purchaser that the amount of audited net profit after taxation of the Company for the financial years ending 31 March 2025 and 2026 (the “Net Profits”) as shown in its audited financial statements ending such date shall be no less than HK$8,900,000 (the “Guaranteed Net Profits”). If the Net Profits is less than the Guaranteed Net Profits (the “Shortfall”), the Vendors jointly, severally irrevocably and unconditionally agree that they shall pay the Purchaser a sum equivalent to the Shortfall as compensation within seven (7) Business Days upon the demand from the Purchaser by cash on a dollar-for-dollar basis of the amount of the Shortfall.

11.3	For the purpose of Clause 11.2, a notice in writing given by the Purchaser setting out the amount of the Shortfall and compensation payable is final and conclusive.

11.4	The Vendor shall, notwithstanding Completion, use its reasonable endeavours to take such actions as may be requested by the Purchaser in assisting the Purchaser to file such current reports with the United States Securities and Exchange Commission in relation to this transaction, including but not limited to making available all books and records of the Company in possession of the Vendor.

12.	TAX INDEMNITY

12.1	Upon Completion, the Vendors shall indemnify the Purchaser and the Company against:

(a)	any Tax liability for which the Company is or becomes liable to pay to the extent that such Tax liability has arisen from or by reference to the activities of the Company prior to the Completion Date; and

(b)	any and all reasonable costs (including legal costs), expenses or other liabilities which the Purchaser or the Company incurs in connection with any legal proceedings in which the Purchaser claims under Clause 12.1(a) in which judgment is given for the Purchaser, or any settlement of any such claim, and the enforcement of such settlement or judgment.

provided that, for the avoidance of doubt, the indemnity under this Clause does not cover any claim, and the Vendors shall have no liability, under this Clause, in respect of taxation to the extent that provision is made for such taxation in any of the latest audited financial statements of the Company or the Audited Completion Accounts.

13.	FAILURE TO COMPLETE

13.1	Notwithstanding Clause 3.2 and subject to Clause 3.7, in the event that the Purchaser shall (other than as a result of the default of the Vendors) fail to complete the purchase of the Sale Shares in accordance with the terms and conditions of this Agreement then:

(a)	the Vendors shall be entitled to terminate or rescind this Agreement forthwith according to Clause 27.2; and

(b)	the Vendors may but is not obliged to resell or otherwise deal with the Sale Shares or any part thereof respectively in such manner as the Vendors may in its absolute discretion think fit and on such terms and conditions as the Vendors shall deem fit.

13.2	Notwithstanding Clause 3.2 and subject to Clause 3.7, in the event that the Vendors shall (other than as a result of the default of the Purchaser) fail to complete the sale of the Sale Shares in accordance with the terms and conditions of this Agreement then, the Purchaser shall be entitled to terminate or rescind this Agreement forthwith according to Clause 27.2.

14.	FURTHER INFORMATION

14.1	The Vendors hereby agrees and undertakes to the Purchaser to provide all such information known to them or which on enquiry ought to be known to them and relating to the Company as may be reasonably required by the Purchaser for the purpose of complying with any requirements of law or for the purpose of enabling the Purchaser to obtain any approvals which they consider necessary from any governmental authorities in Hong Kong in connection with the sale and purchase of the Sale Shares in accordance with this Agreement.

15.	FURTHER ASSURANCE

15.1	The Vendors to execute, do, cause or procure to be executed and done all such other documents, instruments acts and things as the Purchaser may reasonably require in order to perfect the rights, titles and interests of the Purchaser to and in the Sale Shares and to obtain effective control of the Company and its subsidiaries by the Purchaser but at the costs and expenses of the Purchaser.

15.2	Each Party hereby agrees and undertakes to the other that it shall do all such acts and things and execute all such deeds and documents as may be necessary to carry into effect or to give legal effect to the provisions of this Agreement and the transactions hereby contemplated, and to enable the other Party to have full benefits of all provisions of this Agreement.

16.	AUTHORITY AND LEGALITY

16.1	Each of the Party represents and warrants to the other that:

(a)	it has the full power to enter into and perform and fulfill its obligations and liabilities under this Agreement and to carry out the transactions contemplated hereby and the terms and conditions herein contained;

(b)	it has taken all necessary corporate or other actions and consents to authorize the entering into and the execution, performance and fulfilment by it of this Agreement, and to carry out the transactions contemplated hereby and the terms and conditions herein contained; and

(c)	this Agreement is and constitutes valid and binding obligations on it in accordance with its terms and conditions.

17.	TIME OF ESSENCE

17.1	Time shall in every respect be of the essence of this Agreement, both as to any times, dates and periods mentioned herein and as to any times, dates or periods which may be substituted therefor in accordance with this Agreement or by agreement in writing between the Parties.

18.	NOTICE AND SERVICE

18.1	Any notice, request, certificate, demand or other communication given, made or served by or on behalf of any Party (the “giving Party”) pursuant to or in connection with this Agreement if addressed to the Party to whom the notice, request, certificate, demand or other communication is given, made or served (the “receiving Party”) at the receiving Party’s address in Hong Kong herein stated or such other address in Hong Kong as may from time to time be notified in writing by the receiving Party to the giving Party or his solicitors, or if addressed to the solicitors of the receiving Party at its office address, shall be deemed to have been validly, sufficiently and effectively given, made or served by the giving Party and received by the receiving Party:

(a)	if given, made or served by hand delivery personally, registered post or courier, at the time of such receipt; and

(b)	if given, made or served by ordinary prepaid post, on the expiry of 24 hours after posting, if posted in Hong Kong to an address in Hong Kong, and on the 5th day following posting, if posted to or from a place outside Hong Kong.

18.2	In proving the giving, making, service, sending or receipt of a notice, request, certificate, demand or other communication it shall be sufficient to prove that the notice, request, certificate, demand or other communication was left or that the envelope or wrapper containing such notice, request, certificate, demand or other communication was properly addressed, stamped and posted or that the applicable means of telecommunication or electronic communication was properly delivered, sent, dispatched or received (as the case may be) or that the receipt, report, or record showing such notice, request, certificate, demand or other communication was sent, delivered, dispatched, irrespective of whether the same is returned to the giving Party or not.

18.3	The Parties agree and declare that:

(a)	Vision Access hereby irrevocably appoints Victon Registrations Limited, whose registered office is situate at Rooms 1102-3, 11/F., Regent Centre, 88 Queen’s Road Central, Hong Kong as its process agent to receive, acknowledge and accept on its behalf service or delivery of writ, originating summons, summons, order, judgment, notice, document or legal process;

(b)	the Purchaser hereby irrevocably appoints JAN Financial Press Limited, whose registered office is situate at 22/F., Euro Trade Centre, 13-14 Connaught Road Central, Hong Kong as its process agent to receive, acknowledge and accept on its behalf service or delivery of writ, originating summons, summons, order, judgment, notice, document or legal process; and

(c)	the Parties hereby irrevocably agree that if the process agent of any Party ceases to have an address in Hong Kong or ceases to act as its process agent it shall appoint a new process agent acceptable to the other Party and will deliver to the Party within seven (7) days a copy of a written acceptance of appointment by the process agent. If any time the any Party appoints a new process agent it shall give notice to the other Party of such appointment and until such time service or deemed service on the process agent last known to the other shall be deemed to be effective and sufficient service.

18.4	The Parties agree that:

(a)	any writ, originating summons, summons, order, judgment, notice, document or legal process to be served on any Party (the “served Party”) in any legal process, proceedings or action in any court or tribunal if addressed to the served Party or the served Party’s process agent at the served Party’s address herein stated or registered office for the time being or last known address or place of business, or if addressed to the process agent of the served Party at the process agent’s address herein stated or registered office for the time being or last known address or place of business, shall be deemed to have been sufficiently, validly and effectively served on and received by the served Party:

(i)	if served by hand delivery, registered post or courier, at the time of such receipt; and

(ii)	if served by ordinary prepaid post, on the expiry of twenty-four (24) hours after posting, if posted in Hong Kong to an address in Hong Kong, and on the 5th day following posting, if posted to or from a place outside Hong Kong.

(b)	In proving such service or receipt it shall be sufficient to prove that the writ, originating summons, summons, order, judgment, notice, document or legal process was left or that the envelope or wrapper containing such writ, originating summons, summons, order, judgment, notice, document or legal process was properly addressed, stamped and posted or that the receipt, report, or record showing such writ, originating summons, summons, order, judgment, notice, document or legal process was sent, delivered, dispatched, irrespective of whether the same is returned to the serving Party or not. Nothing shall affect or limit the right of any Party to serve any process in any manner permitted by law.

19.	CONFIDENTIALITY, ANNOUNCEMENT AND CIRCULAR

19.1	At all time during the continuance of this Agreement and after Completion or the termination thereof (howsoever caused), any Party shall (and shall procure that its officers, employees, agents and advisers shall) keep secret and confidential and not, without the prior written consent of the other Party, disclose, communicate or divulge to any person or make use of for its own purposes (otherwise than in the context of an addition to its general experience, knowledge or expertise) any of the matter, information, data, accounts, reports, documents or statements relating to the Company, any other Party and its respective subsidiaries or any of their respective investments received, obtained or known by such Party save where disclosure is required either by reason of law or applicable regulation or if the relevant information comes into the public domain otherwise than by reason of the default of such Party or its officers, employees, agents or advisers or if such disclosure is required for judicial proceedings, is made to such Party’s professional advisers, is independently developed after Completion or is otherwise required to give effect to this Agreement.

19.2	In the event of this Agreement ceasing to have effect the Purchaser undertakes to return to the Vendors all information and documents concerning the Company which have been provided to the Purchaser in connection with this Agreement and also undertakes not to use any such information gained by it to further itself in its trade or to the detriment of the Company unless such information had already been known to the Purchaser or had become or subsequently becomes public knowledge otherwise than by reason of any act or default of the Purchaser, its advisers or employees.

19.3	At all time during the continuance of this Agreement and after Completion or the termination thereof (howsoever caused), any Party shall, and shall procure that its officers, employees, agents and advisers shall keep secret and confidential and not, without the prior written consent of the other Party (such consent not to be unreasonably withheld or delayed), disclose, communicate or divulge to any person, or make any announcement on, divulge or otherwise make public in any manner any matter or information concerning or connected with this Agreement or any of the transactions or arrangements contemplated hereby or referred to herein (including without prejudice to the generality of the foregoing the fact that this Agreement has been entered into between the Parties) or any matter ancillary hereto or thereto.

19.4	If any Party (or any subsidiary or holding company of such Party or any fellow subsidiary of such holding company) shall have an obligation to make or issue any announcement, release or circular required by law or by any stock exchange or by any governmental or regulatory authority relating to this Agreement or any of the transactions or arrangements contemplated hereby or referred to herein (including without prejudice to the generality of the foregoing the fact that this Agreement has been entered into between the Parties) or any matter ancillary hereto or thereto, such Party shall give the other Party every reasonable opportunity to comment on any announcement, release or circular before it is made or issued and the approval of the other Party shall be required for any specific reference in such announcement, release or circular to that other Party (or any subsidiary or holding company of such Party or any fellow subsidiary of such holding company) or their respective investments (provided always that this shall not have the effect of preventing the Party from making the announcement, release or circular from complying with its legal, regulatory, governmental and stock exchange obligations).

20.	NON-ASSIGNABILITY

20.1	This Agreement is personal to the Parties and none of the Parties may assign, transfer, mortgage, charge, sell, Encumber or sublicense any of its rights, benefits and powers hereunder, or sub-contract or otherwise delegate any of its obligations and liabilities hereunder, except with the prior written consent of the other Party.

21.	NON-EXCLUSIVE AND CUMULATIVE RIGHTS

21.1	Any right, power, privilege or remedy provided in or conferred on any Party by this Agreement (including the breach of any Warranties) shall be cumulative or in addition and without prejudice to or non-exclusive of all other rights, power, privilege and remedies available or provided by laws or otherwise. No failure or delay by any Party to exercise any rights, power, privilege and remedy shall operate as a release or waiver thereof nor shall any single or partial exercise of any right, power, privilege or remedy preclude any other or further exercise thereof or the exercise of any other right, power, privilege or remedy or prejudice or affect any right, power, privilege or remedy against others under the same liability or obligation whether joint, several or otherwise.

22.	PURCHASER’S KNOWLEDGE NO DEFENCE

22.1	No claim by the Purchaser shall be prejudice, nor shall the amount of any claim by the Purchaser be reduced, in consequence of any information relating to either the Company or its affairs (other than information Disclosed or contained in this Agreement) which may at any time have come to the knowledge of the Purchaser and it shall not be a defence to any claim against the Vendors that the Purchaser knew or ought to have known or had constructive knowledge or any information relating to the circumstance giving rise to such claim.

23.	SEVERABILITY

23.1	If any provision of this Agreement is or becomes illegal, invalid, prohibited by or unlawful or unenforceable under any Applicable Law of any jurisdiction, such illegality, invalidity, prohibition unlawfulness or unenforceability shall, to the extent required by such law, be severed from this Agreement and rendered ineffective so far as is possible without affecting, impairing or modifying the remaining provisions of this Agreement. Where, however, the provisions of any such Applicable Law may be waived, they are hereby waived by the Parties to the full extent permitted by such law to the end that this Agreement shall be a valid and binding agreement enforceable in accordance with its terms. Further, such illegality, invalidity, prohibition unlawfulness or unenforceability shall not affect the legality, validity, lawfulness or enforceability of such provision and/or this Agreement in any other jurisdiction.

24.	REPETITION AT COMPLETION

24.1	Any provision of this Agreement which is capable of being performed after but which has not been performed at or before Completion and all Warranties and other indemnities, agreements and undertakings contained in or entered into pursuant to this Agreement shall remain in full force and effect notwithstanding Completion and shall, in the case of the Warranties, be repeated with reference to the facts and circumstances subsisting at Completion.

25.	FULL AND COMPLETE AGREEMENT

25.1	This Agreement and the Disclosure Letter set out, constitute and contain the entire and complete agreement between the Parties in relation to the subject matter of this Agreement (no Party having relied on any representation or warranty made by any other Party which is not a term of this Agreement).

25.2	This Agreement shall supersede all and any previous expressions, intent, understandings, contracts, agreements or arrangements, whether oral or in writing whatsoever, between the Parties or any of them relating to the Company or any matter or transaction referred to in or contemplated by this Agreement. Any such previous expressions, intent, understandings, contracts, agreements or arrangements (if any) shall cease and determine with effect from the date of this Agreement.

25.3	No statement, guarantee, warranty or representation, whether express or implied is or has been made or given by the Vendors or by anybody on his behalf relating to the Company or any matter referred to in this Agreement prior to the signing hereof. If any such warranty, statement, guarantee, or representation, whether express or implied, has been made the same is withdrawn or deemed to have been withdrawn immediately before the Parties entering into this Agreement.

26.	MISCELLANEOUS PROVISIONS

26.1	No amendment, modification, variation, waiver, discharge or termination shall be effective unless made in writing signed by the Party against whom enforcement of the amendment, modification, variation, waiver, discharge or termination is sought.

26.2	This Agreement may be signed or executed in one or more parts and where signed or executed in more than one part each part shall be deemed to constitute an integral part of the one Agreement.

26.3	This Agreement may be entered into and executed in any number of counterparts. Either Party may enter into this Agreement by signing or executing any such counterpart. Each counterpart when so signed or executed and delivered shall be an original but all of such counterparts together shall constitute one and the same document.

26.4	Each Party shall bear its own costs, charges and expenses in relation to the negotiations leading up to the subject matter or transaction of this Agreement, and to the negotiations, preparation, execution, performance and completion of this Agreement.

26.5	Stamp duty (if any) in respect of the sale and purchase and the transfer and assignment of the Sale Shares to the Purchaser or its nominee shall be borne by the Purchaser solely.

26.6	At any time after the date of this Agreement, each of the Parties shall and shall use its best endeavours to procure that any necessary third party shall do all such acts and things and execute all such deeds and documents as may be necessary to carry into effect or to give legal effect to the provisions of this Agreement and the transactions hereby contemplated, and for the purpose of giving to the other Party the full benefits of all provisions of this Agreement.

27.	TERMINATION

27.1	Notwithstanding anything herein contained, this Agreement may be terminated under the following circumstances:

(a)	pursuant to Clauses 3.7, 5.6, 5.7, 13; or

(b)	by mutual agreement in writing between the Parties hereto at any time prior to Completion.

27.2	Upon the termination of this Agreement, this Agreement shall cease to be of any effect except this Clause and Clauses 1 (Definitions and Interpretation), 18 (Notices and Service), 19 (Confidentiality, Announcement and Circular), 25 (Full and Complete Agreement), 26.4, and 29 (Governing Law and Jurisdiction) and neither Party hereto shall take any action against the other Party hereto to claim for damages or to enforce specific performance or any other rights and remedies under this Agreement, save in respect of claims arising out of any antecedent breach of this Agreement.

28.	CONTRACTS (RIGHTS OF THIRD PARTIES) ORDINANCE

28.1	The Contracts (Rights of Third Parties) Ordinance (Chapter 623 of the Laws of Hong Kong) shall not apply to this Agreement and unless specifically herein provided no person other than the Parties shall have any rights under it nor shall it be enforceable by any person other than the Parties.

29.	GOVERNING LAW AND JURISDICTION

29.1	This Agreement shall be governed by and construed in all respects in accordance with the laws of Hong Kong. Each Party hereby irrevocably submits to the non-exclusive jurisdiction of the courts of Hong Kong as regards any claim, matter or proceedings arising under this Agreement.

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Schedule 1

DETAILS OF THE VENDORS AND THE COMPANY

Part A: The Vendors

Vision Access

1.	Name

VISION ACCESS ENTERPRISES LIMITED

2.	Registered Office

OMC Chambers, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands

3.	Place of Incorporation

a company incorporated with limited liability under the laws of the British Virgin Islands

4.	Identification Number

2162779

5.	Number of Shares held at the date of this Agreement

900,000 Shares which have been issued and are fully paid-up in the total amount of HK$900,000, representing 90% of the total issued Shares in the Company.

M Digital

1.	Name

M DIGITAL PARTNERS COMPANY LIMITED

2.	Registered Office

Room C, 6/F, World Trust Tower, 50 Stanley Street, Central, Hong Kong

3.	Place of Incorporation

a company incorporated with limited liability under the laws of Hong Kong.

4.	Identification Number

Business Registration No.70601486

5.	Number of Shares held at the date of this Agreement

100,000 Shares which have been issued and are fully paid-up in the total amount of HK$100,000, representing 10% of the total issued Shares in the Company.

SCHEDULE 1

Part B: The Company

1.	Company Name

MIRACLE MEDIA PRODUCTION LIMITED

2.	Place of Incorporation

a company incorporated with limited liability under the laws of Hong Kong.

3.	Identification Number

Business Registration No.68230724

4.	Date of Incorporation

21 September 2017

5.	Address of Registered Office

Room 2303, 23/F, The Center, 99 Queen’s Road Central, Central, Hong Kong

6.	Issued Shares and Shareholdings

1,000,000 ordinary shares have been issued and are fully paid-up, particular of which are set out as follows:

Name of Shareholders	No of Share(s)	Shareholding

Vision Access	900,000	90%
M Digital	100,000	10%

7.	Director(s)

LUK Chun Sang (陸俊生) (Hong Kong Identity Card No.[REDACTED])

8.	Secretary

OneStart Secretaries Limited (壹達秘書商務有限公司) (Business Registration No.1990359)

Schedule 2

THE WARRANTIES

1.	SALE SHARES

1.1	Vision Access is the sole registered, legal and beneficial owner of the VA Sale Shares and is entitled to sell, assign and transfer the full legal and beneficial ownership of the VA Sale Shares to the Purchaser and/or its nominee free from all Encumbrances.

1.2	M Digital is the sole registered, legal and beneficial owner of the MD Sale Shares and is entitled to sell, assign and transfer the full legal and beneficial ownership of the MD Sale Shares to the Purchaser and/or its nominee free from all Encumbrances.

1.3	There is no option, right to acquire, equities, claim, mortgage, charge, pledge, lien, third party rights whatsoever, adverse interest, Encumbrances or other form of security on, over or affecting any of the Sale Shares or the shares of the unissued share capital of the Company, and there is no agreement or commitment to give or create any of the foregoing and no claim has been made by any person to be entitled to any of the foregoing.

1.4	All rights now attached to the Sale Shares and all dividends, payments and distributions declared, paid or made in respect thereof are valid, effective, enforceable, and subsisting.

1.5	The Sale Shares may be sold, assigned and transferred by the Vendors as provided for under this Agreement without the consent or approval of any third party.

2.	SHAREHOLDER’S LOAN

2.1	The Shareholder’s Loan is due and owing by the Company to Vision Access and is valid and subsisting. The Shareholder’s Loan is unsecured, has no fixed repayment date and carries no interest.

2.2	The Shareholder’s Loan shall be assigned free from Encumbrances and Vision Access is the sole legal and beneficial owner of the Shareholder’s Loan.

3.	AUTHORITY AND CONSENT FOR VENDORS

3.1	Each of the Vendors is duly incorporated, duly organised and validly existing under the laws of its jurisdiction and has full power to conduct its business as conducted at the date of this Agreement. Each of the Vendors has corporate power and authority to enter into and perform this Agreement and any agreement entered into pursuant to the terms of this Agreement and the provisions of this Agreement and any agreement entered into pursuant to the terms of this Agreement, constitute valid and binding obligations on the respective Vendors and are enforceable against the respective Vendors, in accordance with their respective terms.

3.2	The execution and delivery of, and performance by the Vendors of their respective obligations under, this Agreement and any other documents to be executed by the Vendors or the Company pursuant to or in connection with this Agreement will not result in a material breach of any provision of the constitutional documents of the Vendors and the Company (as the case may be); or result in a material breach of, or give any third party a right to terminate or modify, or result in the creation of any Encumbrance under, any agreement, licence or other instrument or result in a material breach of any order, judgement or decree of any court, governmental agency or regulatory body to which the Vendors or the Company is a party or by which the Vendors or the Company is bound.

3.3	All consents (if any) that may be required from any person in order for the Vendors to enter into and execute this Agreement and all documents and deeds contemplated by this Agreement to carry out and perform its obligations under this Agreement and all documents and deeds contemplated by this Agreement and to vest the legal and the beneficial ownership of the Sale Shares in the Purchaser and/or its nominee(s) have been duly obtained and are in full force and effect.

4.	SHARE CAPITAL OF COMPANY

4.1	The Sale Shares have been duly issued and allotted. The Sale Shares represent the entire issued and allotted share capital of the Company and comprising of all the voting rights of the Company.

4.2	All the Sale Shares are fully paid-up and there is no outstanding call on any of them. The Sale Shares rank pari passu.

4.3	No person has the right (whether exercisable presently or in the future and whether contingent or not) to:

(a)	call for the allotment or issue of any share, debentures or loan capital of the Company under any option or other agreement (including conversion rights);

(b)	convert any shares or securities into shares or debentures of the Company; or

(c)	require the creation of any mortgage, charge, pledge, lien or other security or Encumbrance over the share or loan capital of the Company.

4.4	There is no agreement or commitment outstanding which calls for the allotment or issue of or accords to any person the right to call for the allotment or issue of any shares or debentures in the Company.

4.5	No share of the Company is now under option or is agreed conditionally or unconditionally to be created or issued or put under option.

5.	STRUCTURE OF THE COMPANY

5.1	The information contained in Schedule 1 is up-to-date, true, accurate and complete in all material respects and is not misleading.

5.2	The Company has been duly incorporated and validly exists under the laws of its Incorporation Jurisdiction set out in Schedule 1. The Company has been registered in accordance with and is in full compliance with the Business Registration Ordinance (Chapter 310 of the Laws of Hong Kong).

5.3	Except as disclosed in Schedule 1, the Company has no subsidiary or shares or interest in any company or corporation nor does it have any interest in any partnership, association, corporation, firm or other entity.

5.4	The certified copy of the articles of association (or equivalent constitutional documents of the Company in its Incorporation Jurisdiction) of the Company which have been initialled and supplied to the Purchaser are complete, accurate and up-to-date in all material respects, have attached to them copies of all resolutions and other documents required by law to be so attached and fully set out in the rights and restrictions attaching to each class of share capital of the Company. There is no shareholders agreement, joint venture agreement or other similar agreement in relation to the Company.

6.	CORPORATE ADMINISTRATION AND COMPLIANCE

6.1	The statutory books, minutes books and all registers (including the register of members) required to be kept by the Company have been properly kept, written up and contain (in respect of matters up to but not including Completion) accurate and complete record of the matters which should be dealt with in those books and registers in compliance with all legal requirements. Neither the Vendors nor the Company has received any notice, request, application or allegation that any of the books and registers is incorrect or should be rectified and there are no circumstances which are likely to give rise to such a notice or allegation.

6.2	The statutory books, minutes books and all registers (including the register of members) of the Company have been properly kept at the registered office of the Company.

6.3	Compliance has been made with all legal and procedural requirements and other formalities in connection with the Company concerning: (a) its articles of association (including all resolutions passed or purported to have been passed), (b) the filing of all documents required by applicable laws whether in Hong Kong or elsewhere to be filed with appropriate regulatory bodies which have been correctly and properly prepared, (c) issues of shares debentures or other securities, (d) payments of interest and dividends and making of other distributions, (e) directors, secretary and other officers, and (f) all statutory obligations of the Company.

6.4	The Company has conducted its business and corporate affairs in all material respects and deal with its assets in accordance with its memorandum and articles of association (or equivalent constitutional documents in Company’s Incorporation Jurisdiction) and in all material respects with all applicable laws and regulations of those jurisdictions in which the Company carries on business.

6.5	The Company is not in default in any material respect of any statute, ordinance, regulation, order, decree or judgment of any court or any governmental or regulatory authority of any jurisdiction in which the Company carries on business.

6.6	The Company has not done or not omitted to do anything which is in material contravention of any Applicable Laws, including that, the Company has not received monies representing criminal proceeds.

6.7	The execution and delivery of, and performance by the Company of its obligations under, this Agreement and any other documents to be executed by the Company pursuant to or in connection with this Agreement will not result in a material breach of any provision of the constitutional documents of the Company, or result in a material breach of, or give any third party a right to terminate or modify, or result in the creation of any Encumbrance under, any agreement, licence or other instrument or result in a material breach of any order, judgement or decree of any court, governmental agency or regulatory body to which the Company is a party or by which the Company is bound.

6.8	Save as Disclosed, the Company’s books and records have been brought up to date in all material respects in compliance with the requirements of the applicable laws, and all material accounts, returns, particulars, resolutions and other documents required to be delivered by the Company to the Companies Registry of Hong Kong or any other equivalent authority have been duly delivered, filed or registered in proper form.

7.	ACCURACY AND ADEQUACY OF INFORMATION

7.1	All information contained in any written document or communication supplied by or on behalf of the Vendors to the Purchaser and/or its advisers during the course of negotiations leading up to Completion was, when supplied, true, complete, accurate and not misleading in any material respect, and the Vendors is not aware of any fact or matter or circumstances not Disclosed in writing to the Purchaser which renders any such information misleading, incomplete, untrue or ambiguous in any material respect. All copies of documents supplied by or on behalf of the Vendors to the Purchaser and/or their advisers are true and complete copies of such documents.

7.2	All information contained in this Agreement and the Disclosure Letter (including all documents attached thereto) was, as at the date on which it is expressed to be given and by reference to the circumstances then subsisting, true, complete and accurate in all material respects and not misleading in any material respect.

7.3	All the information in the Accounts are true, accurate, complete and not misleading in any material respect.

8.	BUSINESS

8.1	The principal business activity of the Company is provision of printing and translation services.

8.2	Since its date of incorporation, the Company has not carried on any business other than that the business of provision of printing and translation services or such business or activity incidental thereto.

8.3	No part of the business of the Company is carried on under the agreement or consent of a third party (other than regulatory authorities), nor is there any agreement with a third party which restricts the fields in which the Company carries on business.

8.4	The Company has not entered into any joint venture or partnership or voluntary association or other similar arrangement with any third party for the conduct of any business or otherwise.

8.5	The Company does not have any branch, and does not have any place of business outside Hong Kong.

9.	REGULATORY MATTERS

9.1	The Company has obtained all necessary licences, permissions, authorizations, consents and exceptions required for the carrying on of its business and such licences, permissions, authorizations, consents and exceptions are valid, subsisting and in full force and effect. All necessary fees for all licences, registrations or authorities in respect of the Company which are due and payable have been paid and all licences and registrations are valid and subsisting.

9.2	True and complete copies of all relevant licences, registrations and authorities from competent authorities referred to in paragraph 9.1 of this Schedule have been delivered to the Purchaser.

9.3	There are no circumstances which would if they existed cause the revocation, suspension, non-renewal, cancellation, variation or modification of, whether in whole or in part or in part, any licence, permission, consent or exception referred to in paragraph 9.1 above, or the imposition of any special conditions in addition to those conditions existing at the date of execution of this Agreement, which have been Disclosed. As far as the Vendors is aware, there is no investigation, enquiry or proceeding outstanding or anticipated which is likely to result in the revocation, suspension, non-renewal or modification of any such licence, permission, consent or exception.

9.4	The Company has not violated or defaulted on any Laws of Hong Kong, statute, regulation, order, decree or judgment of any court or any governmental agency of Hong Kong or any other jurisdiction in which the Company carries on business.

9.5	There is no investigations or disciplinary proceedings by any governmental or regulatory body which are pending or threatened against the Company, the Vendors or the Company’s officers.

9.6	There is no currently outstanding notice in respect of any contravention or non-compliance with or alleged contravention or non-compliance with any contractual or statutory obligation of the Company, the Vendors or the Company’s officers have been served on the Company.

10.	ACCOUNTS

10.1	The Pre-Completion Accounts:

(a)	have been prepared on the same basis and in accordance with the same accounting policies as the audited accounts of the Company were prepared in the preceding financial years and in accordance with the requirements of the Companies Ordinance and all relevant laws of Hong Kong and accounting principles, standards and practices generally accepted in Hong Kong at the time they were prepared;

(b)	are true, complete and accurate in all material respects;

(c)	make full disclosure and provision for all material liabilities and Indebtedness or make proper disclosure and provision for (or contain a note in accordance with good accounting practice respecting) all deferred or contingent liabilities (whether liquidated or unliquidated) at the date thereof including deferred Taxation;

(d)	give a true and fair view (as contemplated by generally accepted accounting principles in Hong Kong) of the affairs, assets, liabilities, state of affairs and financial position of the Company at the dates thereof and of its profit and loss for the financial year ended on such date; and

(e)	are not materially and adversely affected by any unusual or non-recurring items which are not disclosed in the Pre-Completion Accounts.

10.2	The Audited Completion Accounts:

(a)	will be prepared on the same basis and in accordance with the same accounting policies as the Pre-Completion Accounts and the audited accounts of the Company were prepared in the preceding financial years and in accordance with the requirements of the Companies Ordinance and all relevant laws of Hong Kong and accounting principles, standards and practices generally accepted in Hong Kong at the time they were prepared;

(b)	are true, complete and accurate in all material respects;

(c)	make full disclosure and provision for all material liabilities and Indebtedness or make proper disclosure and provision for (or contain a note in accordance with good accounting practice respecting) all deferred or contingent liabilities (whether liquidated or unliquidated) at the date thereof including deferred Taxation;

(d)	give a true and fair view (as contemplated by generally accepted accounting principles in Hong Kong) of the affairs, assets, liabilities, and financial position of the Company at the dates thereof and of its profit and loss for the financial year ended on such date; and

(e)	are not materially and adversely affected by any unusual or non-recurring items which are not disclosed in the Audited Completion Accounts.

10.3	Without limiting paragraphs 10.1 and 10.2 of this Schedule, due, proper, appropriate and full reserves and provision (by a note in accordance with good accounting practice and in accordance with the accounting principles, standards and practices generally accepted in Hong Kong at the time they were prepared) has been made in the Pre-Completion Accounts and shall be made in the Audited Completion Accounts:

(a)	for depreciation of assets;

(b)	for all Indebtedness, obligations or liabilities, including all liabilities to Taxation;

(c)	for bad or doubtful debts; and

(d)	for any deferred, contingent or foreseeable liabilities (whether liquidated or unliquidated).

10.4	The Company does not have any outstanding or undisclosed liabilities, obligations, Indebtedness, Encumbrances of any kind (whether liquidated or unliquidated, actual or contingent, foreseeable or unforeseeable, or otherwise) which has not been disclosed or provided for in the Accounts.

10.5	The accounts, books of account, ledgers and financial and all accounting records of the Company:

(e)	have been properly written up and have been maintained in all material respects in accordance with all applicable laws and accounting principles, standards and practices on a proper and consistent basis;

(f)	give a true and fair view of the assets, liabilities, state of affairs and financial position of the Company and of its profit and loss;

(g)	are up-to-date, true, accurate and complete;

(h)	accurately present and reflect, in accordance with the relevant laws of Hong Kong and generally accepted accounting principles, standards and practices, all transactions to which the Company has been a party;

(i)	are in the possession or control of the Company; and

(j)	comprise and contain all matters and information required by all applicable law to be entered therein.

10.6	All warranties, undertakings, representations and indemnities by the Vendors contained in this Agreement, the Schedules and the Due diligence Enquiry shall be deemed to extend to and include the Audited Completion Accounts and where necessary, reference therein to the Pre-Completion Accounts and the Accounts Date shall be substituted respectively by references to the Audited Completion Accounts and the Completion Date.

11.	POSITION SINCE ACCOUNTS DATE

11.1	Since the Accounts Date:

(k)	there has been no adverse change in the financial or trading position or turnover (excluding, for the avoidance of doubt, profitability or prospects) of the Company and no event, fact or matter relating specifically to the Company (excluding any event, fact or matter affecting similar businesses) has occurred which will or is likely to give rise to any such change;

(l)	the business of the Company has been carried on in the ordinary and usual course so as, to maintain it as a going concern and the Company has not made or agreed to make any payment other than routine payments in the ordinary and usual course of trading or has entered into any transaction or assumed or incurred any liabilities (including contingent liabilities) or made any payment not provided for in the Management Accounts otherwise than in the ordinary course of carrying on its business;

(m)	no dividend, payment or distribution has been declared, paid or made by the Company (except for any dividends provided for in the Management Accounts);

(n)	no share or loan capital has been allotted or issued or agreed to be allotted or issued by the Company;

(o)	the Company has not repaid any borrowing or Indebtedness in advance of its stated maturity;

(p)	the profits of the Company have not been affected by changes or inconsistencies in accounting treatment (other than inconsistencies arising as a result of changes to the generally accepted accounting principles, standards and practices in Hong Kong), by any non-recurring items of income or expenditure, by transactions of an abnormal or unusual nature or entered into otherwise than on normal commercial terms or by any other factors rendering such profits exceptionally high or low;

(q)	the business of the Company has been carried on in the ordinary and usual course and in the same manner (including nature and scope) as in the past, no fixed asset or stock has been written up nor any debt written off, and no unusual or abnormal contract has been entered into by the Company;

(r)	the business of the Company has not been adversely affected by any abnormal factor not affecting similar businesses to a like extent and there are no facts which would give rise to any such effects;

(s)	the Company has not redeemed or purchased or agreed to redeem or purchase any of its share capital;

(t)	no insurance claims have been refused or settled below the amount claimed;

(u)	the Company has not created any mortgage, charge, debenture or other Encumbrance on, over or in respect of the whole or any part of its assets and has not incurred any liabilities which are outstanding save as expressly provided in this Agreement;

(v)	no resolution of any members of the Company in general meeting has been passed other than resolutions relating to the business of the annual general meeting which was not special business;

(w)	there is no change to the financial year of the Company;

(x)	no event has occurred which would entitle any third party (with or without the giving of notice) to call for the repayment of Indebtedness owing by the Company prior to its normal maturity date;

(y)	no asset of the Company has been purchased or acquired or disposed of on capital account, or has been agreed to be purchased or acquired or disposed of, otherwise than in the ordinary course of business and the Company has not disposed of or parted with possession of any of its property, assets (including know-how) or stock in trade or made any payments, and no contract involving expenditure by it on capital account has been entered into by the Company, and no liability has been created or has otherwise arisen (other than in the ordinary course of business as previously carried on);

(z)	the assets of the Company have not been depleted by any unlawful act on the part of the Vendors or the Company’s directors or officers and there has been no disposal of any asset (including stock) or supply of any service or business facility of any kind (including a loan of money or the letting, hiring or licensing of any property whether tangible or intangible) in circumstances where the consideration actually received or receivable for such disposal or supply was less than the consideration which could be deemed to have been received for tax purposes;

(aa)	no event has occurred which gives rise to a tax liability to the Company on deemed (as opposed to actual) income, profits or gains or which results in the Company becoming liable to pay or bear a tax liability directly or primarily chargeable against or attributable to another person, firm or company;

(bb)	no remuneration (including bonuses) or benefit payable to any officer of the Company has been increased nor has the Company undertaken any obligation to increase any such remuneration at any future date with or without retrospective effect;

(cc)	all debts of the Company shown in the Accounts which have been realized since the Accounts Date have been realized at the amounts at which they were included in the Accounts and no indication has been received that any debt of a size which is material in the context of the business of the Company and now owing to the Company is bad or doubtful;

(dd)	the Company has not released the Vendors or any other person from any guarantee or any other commitment;

(ee)	other than as disclosed by the Accounts or expressly provided in this Agreement, the Company has borrowed or lent any money which has not been repaid or increased any secured liability or incurred or entered into any other liability, transaction or contract;

(ff)	the full and proper records and books of accounts of the transactions dealings and affairs of the Company have been and will be kept, and full and proper entries have been and will be made;

(gg)	the Company has not undergone and will not undergo any capital reorganization nor will it make any change in its capital structure; and

(hh)	no transaction of any importance to which the Company has been party has taken place, which if it had taken place on or before the Accounts Date would require to be disclosed or reflected in the audited accounts of the Company as at the Accounts Date or in the report of the directors accompanying such accounts.

12.	ASSETS, FACILITIES AND FINANCIAL CONDITIONS

12.1	All assets (tangible or non-tangible) of the Company which were included or shown in the Management Accounts or have otherwise been represented as being the property of the Company were at the Accounts Date the absolute property of the Company and all such assets (tangible or non-tangible) which have subsequently been acquired are the absolute property of the Company and none is the subject of any Encumbrance.

12.2	All of the assets owned by the Company, or which the Company has a right of use, are in the possession or under the control of the Company.

12.3	The Company does not hold any security (including any guarantee or indemnity) which is not valid and enforceable by the Company against the grantor thereof in accordance with its terms.

12.4	No currently outstanding notices in respect of any contravention or non-compliance with or alleged contravention or non-compliance with any contractual or statutory obligation of the Company have been served on the Company.

12.5	There is no existing violation of, or default with respect to, any ordinance, statute, regulation, order, decree or judgment of any court or any governmental agency of Hong Kong or any other jurisdiction in which the Company carries on business.

12.6	Where any assets are used but not owned by the Company or any facilities or services are provided to the Company by any third party, there is no event of default having occurred which may entitle any third party to terminate any agreement or licence in respect of the provision of such facilities or services (or any event or circumstance which with the giving of notice and/or the lapse of time and/or a relevant determination would constitute such an event or circumstance).

12.7	The assets of the Company and the facilities and services to which the Company has a contractual right include all rights, properties, assets, facilities and services required for the carrying on of the business of the Company in the manner in which it is currently carried on.

12.8	The Company does not depend in any material respect upon the use of assets owned by, or facilities and services provided by, the Vendors or any of its nominees, associated or connected.

12.9	The Company has taken or done all actions and things required or permitted to be taken or done by the Company necessary for the protection of its title to or for the enforcement or the preservation of any order of priority of any property or assets or rights owned by it.

13.	STOCK-IN-TRADE AND WORKING CAPITAL

Having regard to the currently available banking facilities, the Company has sufficient working capital to carry on its business in its present form at the same level of turnover as for the last twelve (12) months and for the purposes of executing, carrying out and fulfilling in accordance with their terms all orders, projects and contractual obligations which have been placed with or undertaken by it.

14.	FINANCIAL POSITIONS ON COMPLETION

14.1	Prior to Completion, all amounts owing by or to the Company to or from the Vendors or any party whether or not associated with the Vendors including any other loans (other than the Shareholder’s Loan which shall be assigned to the Purchaser on Completion) shall have been fully settled.

14.2	Prior to or on Completion, all bank and other loans advanced to the Company whether secured or unsecured or by way of overdraft facilities shall have been fully repaid by the Company.

14.3	Prior to Completion, the Company shall have at the expense of the Vendors and without incurring any liability whatsoever on the part of the Company terminated all contracts and agreements (if any) entered into by the Company.

14.4	At Completion, all liabilities of the Company whatsoever shall have been fully discharged by the Vendors without recourse to the Company (any tax liability falling on the Company by reason of any waiver or discounting of existing loans made to the Company to be borne by the Vendors).

15.	CONTRACTS

15.1	The Company is not a party to or subject to any agreement or arrangement which:

(ii)	is of an unusual or exceptional nature; or

(jj)	is not in the ordinary and usual course of business of the Company; or

(kk)	may be terminated as a result of any change of control of the Company; or

(ll)	restricts the freedom of the Company to carry on the whole or any part of its business in any part of the world in such manner as it thinks fit; or

(mm)	involves agency or distributorship (except in the ordinary and usual course of business of the Company); or

(nn)	involves partnership, joint venture, consortium, joint development, shareholders’ arrangements; or

(oo)	is not on arm’s-length terms.

15.2	All the contracts to which the Company is a party and which are material to the business of the Company are valid and binding on the Company and, subject to the provisions of applicable laws of general application, enforceable obligations of the Company and the terms thereof have been complied with by the Company and by all the other parties thereto.

15.3	Copies of all agreements, contracts, engagements and arrangements of the kinds described in paragraph 17 of this Schedule, to which the Company is a party have been delivered and/or disclosed to the Purchaser and/or its agent.

15.4	Save for such agreements, contracts, engagements and arrangements so delivered and/or disclosed, there is no outstanding any agreement, contracts, engagements, commitment or arrangement to which the Company is a party or of which the Company is bound:

(pp)	which is material in the context of the business of the Company and which, by virtue of the acquisition of the Sale Shares or entering into or performance of the terms of this Agreement, will result in:

(i)	any other party being relieved of any obligation or becoming entitled to exercise any right (including any right of termination or any right of pre-emption or other option); or

(ii)	the Company being in default under any such agreement or arrangement or losing any benefit, right or licence which it currently enjoys or result in a liability or obligation of the Company being created or increased;

(qq)	which was entered into otherwise than by way of bargain-wholly on an arm’s length basis in the ordinary course of business (including, without limitation, in respect of shared facilities);

(rr)	which requires (or confers any right to require) the allotment or issue of any shares, debentures or other securities of the Company now or at any time in the future;

(ss)	which establishes any joint venture, consortium, partnership, other arrangement with any third party for the conduct of any business, or profit (or loss) sharing agreement or arrangement;

(tt)	which is material in the context of the Company and which establishes any agency, distributorship, marketing or licensing agreement or arrangement or which restricts its freedom to carry on its business in any part of the world in such manner as it thinks fit;

(uu)	which was entered into otherwise than in the ordinary course of business of the Company and which is of a long-term nature (that is, unlikely to have been fully performed in accordance with its terms more than six months after the date it was entered into or undertaken or incapable of termination by the Company on six (6) months’ notice or less);

(vv)	which is unusual or of long term nature or which may involve obligations of a nature or magnitude calling for special mention or which cannot be fulfilled or performed in accordance with its terms without undue or unusual expenditure or efforts;

(ww)	which is of a loss-making nature (that is, known to be likely to result in loss on completion of performance); and

(xx)	which is for hire or rent, hire purchase or purchase by way of credit or instalment payment of any of the assets of the Company.

15.5	The Company is not in default under any agreements, contracts, engagements and arrangements to which it is a party and, as far as the Vendors are aware, there are no circumstances likely to give rise to such a default.

15.6	In terminating any agreements, contracts, engagements and arrangements to which the Company is a party, the Company shall not release or waive or otherwise prejudice any rights, rights of actions or claims in respect of anything done or omitted to be done prior to the time of termination of the agreements, contracts, engagements and arrangements by the other party or parties to the agreements, contracts, engagements and arrangements or any other person whether under the agreements, contracts, engagements and arrangements or otherwise.

15.7	The Company does not have any outstanding obligations or liabilities (whether actual or contingent) under any guarantee, warranty, surety, indemnity or counterindemnity (excluding those that are common in the industry).

16.	LIABILITIES, ENCUMBRANCES AND INDEBTEDNESS

16.1	Copies of all documents, deeds, commitments, engagements and arrangements of the kinds described in paragraph 16 of this Schedule, to which the Company is a party have been delivered and/or disclosed to the Purchaser and/or its agent.

16.2	Save for such documents, deeds, commitments, engagements and arrangements so delivered and/or disclosed pursuant to paragraph 16.1 of this Schedule, there is and will on Completion be no outstanding obligation, liability, Indebtedness, agreement, contract, commitment or engagement on the part of the Company, whether ascertained or contingent, in relation to or in respect of:

(yy)	any obligation or ex-gratia arrangements to pay pensions gratuities retirement annuities and benefits periodical sums bonuses incentive payments or any compensation to any person;

(zz)	any agreement or arrangement (whether by way of guarantee indemnity warranty representation or otherwise) under which the Company is under a prospective or contingent liability in respect of:

(i)	any disposal by the Company of its assets or business or any part thereof;

(ii)	the credit of the Company may be pledged; and

(iii)	the obligations of any other person;

(aaa)	any notices served on the Company in respect of any contracts or assets or in respect of any contravention or non-compliance with or alleged contravention or alleged non-compliance with any obligation statutory or otherwise;

(bbb)	any charges, rights of security or third party rights of any kind whatsoever which have been created or agreed to be created or permitted to arise, conditionally or unconditionally, over any of the assets of the Company;

(ccc)	any arrangements (contractual or otherwise) between the Company and any party which will or may be terminated or prejudicially affected as a result of the sale of the Sale Shares or of compliance with any other provision hereof;

(ddd)	any contract for hire or rent, hire purchase or purchase by way of credit or instalment payment of any of the assets of the Company;

(eee)	any agreement or arrangement or guarantee or contract for indemnity or for suretyship (whether or not legally binding) under which the Company is under a prospective or contingent liability;

(fff)	any letters of comfort, letters of awareness or the like (whether or not legally binding) given by the Company in respect of any third parties;

(ggg)	undisclosed (actual or contingent, foreseeable or unforeseeable, or otherwise) liabilities, obligations, encumbrances or Indebtedness;

(hhh)	option, right to acquire, mortgage, charge, pledge, right of offset, counterclaim, lien or other form of security or Encumbrance or any equitable interest in, over or affecting the whole or any part of the undertaking or assets of the Company; and

(iii)	capital commitment or engagement in any scheme or project requiring the expenditure of capital

16.3	Save for such documents, deeds, commitments, engagements and arrangements so delivered and/or disclosed pursuant to paragraph 16.1 of this Schedule, there is and will on Completion be no:

(jjj)	indemnity, guarantee or security arrangement between the Company and the Vendor, any current or former employee, current or former director or any current or former consultant of the Company or any person connected with any of such persons save and except for any guarantee, indemnity, suretyship or comfort (whether or not legally binding) given by or for the benefit of the Company in the ordinary course of its business; and

(kkk)	no moneys are owed by the Company to the Vendors and no moneys are owed by the Vendors to the Company.

16.4	There is and will on Completion be no arrangement or understanding (whether or not legally binding) to give, execute, make or create any of the foregoing. No claim has been made by any person to be entitled to any of the foregoing.

16.5	The Company has not:

(lll)	omitted to do anything required or permitted to be done by the Company necessary for the protection of its title to or for the enforcement or the preservation of any order of priority of any property or assets or rights owned by it;

(mmm)	committed any breach of any ordinance, statutory provision, order, bye-law or regulation binding on it or of any provision of its articles of association or of any trust deed, agreement or licence to which it is a party or of any covenant or undertaking given by it; and

(nnn)	entered into any transaction which is still executory and which is or may be or become unenforceable by the Company by reason of the transaction being voidable at the instance of any other party or ultra vires, void or illegal.

17.	CONTRACTS

17.1	Copies of all documents, deeds, commitments, agreements, contracts, engagements and arrangements in which the Company has outstanding obligation and in the Vendors’ possession or control to which the Company is a party have been delivered and/or Disclosed to the Purchaser and/or its agent.

17.2	The Company is not in material default under any agreements, contracts, engagements and arrangements to which it is a party and, as far as the Vendors is aware, there are no circumstances likely to give rise to such a default.

17.3	In terminating any agreements, contracts, engagements and arrangements to which the Company is a party, the Company shall not release or waive or otherwise prejudice any rights, rights of actions or claims in respect of anything done or omitted to be done prior to the time of termination of the agreements, contracts, engagements and arrangements by the other party or parties to the agreements, contracts, engagements and arrangements or any other person whether under the agreements, contracts, engagements and arrangements or otherwise.

17.4	The Company does not have any outstanding material obligations or liabilities (whether actual or contingent) under any guarantee, warranty, surety, indemnity or counterindemnity (excluding those that are common in the industry).

18.	LITIGATION, PROCEEDINGS AND INVESTIGATION

18.1	The Company is not engaged in any litigation or arbitration, administrative or criminal or prosecution or other proceedings or in any proceedings or hearings before any statutory or governmental body, department, board or agency, whether as plaintiff, defendant or otherwise, and no litigation or arbitration, administrative or criminal or prosecution or other proceedings by or against the Company or proceedings or hearings before any statutory or governmental body, department, board or agency is pending, threatened or expected and there is no fact or circumstance likely to give rise to any such litigation or arbitration, administrative or criminal or prosecution or other proceedings or such proceedings or hearings before any statutory or governmental body, department, board or agency.

18.2	There is no unsatisfied or outstanding judgment or order of court, tribunal or administrative body against the Company.

18.3	No dispute has arisen between the Company and any bankers or finance companies to the Company and there are no present circumstances (including Completion of this Agreement) which are likely to give rise to any such dispute.

18.4	No dispute has arisen between the Company and any of, its officers or former employees (if any) and there are no present circumstances (including Completion of this Agreement) which are likely to give rise to any such dispute.

18.5	Neither the Vendors nor any director or officer of the Company, nor the Company itself are under investigation by any department or authority of any government in any matter concerning the Company.

18.6	The Company is not the subject of any disciplinary investigation or disciplinary proceeding and there are no circumstances likely to lead to any such disciplinary investigation or disciplinary proceeding.

18.7	The Company has not committed or is not liable for any criminal, illegal, unlawful or unauthorized act or breach of any obligation whether imposed by or pursuant to statute, contract or otherwise.

19.	INSURANCE

19.1	The Company has not entered into any insuance policies under its name save as Disclosed.

20.	INSOLVENCY AND RECEIVERSHIP

20.1	The Company is not in receivership or liquidation. There are no circumstances which are likely to result in such receivership or liquidation.

20.2	No order has been made, no petition has been presented, no resolution has been passed or proposed, no meeting convened for the purpose of considering a resolution and no analogous action or proceedings in any jurisdiction has been initiated or taken of for the purpose of liquidation or winding up the Company or appointment of provisional liquidator.

20.3	No receiver (including administrative receiver), manager or inspector has been appointed with respect of the whole or any part of any of the property, assets and/or undertaking of the Company. No petition has been presented for an administration order to be made in relation to the Company.

20.4	No distress, distraint, execution, charging order, garnishee order or other process has been levied on or applied for in respect of the whole or any part of any of the property, assets and/or undertaking of the Company.

20.5	There are no grounds on which a petition or application could be based for the winding up of or appointment of a receiver for or the levy of distress or execution or the taking of analogous proceedings against the Company.

20.6	The Company is not insolvent or unable to pay its debts as they fall due. The Company is not unable to pay its debts within the meaning of section 178 of the Companies (Winding up and Miscellaneous Provisions) Ordinance (Chapter 32 of the Laws of Hong Kong).

21.	TAXATION

21.1	The Company has, in respect of the past seven (7) years of assessment (up to and including the year of assessment 2022/2023) prior to Completion, has made or caused to be made all proper returns, notifications, particulars, documents and statements and has supplied or caused to be supplied all information, regarding Taxation matters which is required to be made or supplied to the Inland Revenue Department of Hong Kong, revenue authority, or any other governmental, quasi-governmental or regulatory authority (whether in Hong Kong or elsewhere).

21.2	All returns, notifications, documents, particulars and statements made by the Company are up-to-date, true, complete and accurate in all material respects and made on a proper basis, and are not the subject of any dispute with the Inland Revenue Department of Hong Kong or other appropriate authorities and there are no present circumstances which are likely to give rise to any such dispute.

21.3	The Company has not made nor is there any request or requirement of the Inland Revenue Department or other proper and competent authorities to make any returns, notifications, particulars, documents and statements or provide any information for the purposes of Taxation or otherwise which has not yet been complied with.

21.4	The Company has complied in all material respects with all legislation relating to Taxation applicable to it and has kept and retained all records and documents appropriate or requisite for the purposes of any legislation relating to Taxation applicable to it.

21.5	The Company is not involved in any tax dispute or disagreement nor is any contemplated with any revenue authority (whether in Hong Kong or elsewhere) regarding or in respect of liability or potential liability to any Taxation or duty (including in each case penalties and interest) recoverable from the Company or regarding the availability to the Company of any relief from Taxation. There is no circumstance or event which is likely to give rise to any dispute or disagreement.

21.6	No claim or demand for Estate Duty by virtue of section 35 of the Estate Duty Ordinance (Chapter 111 of the Laws of Hong Kong) has been levied or made or may be levied or made against the Company or its assets by reason of any past transfer of any property to the Company.

21.7	All agreements to which the Company is a party are properly stamped where the Company is under a legal liability to do so.

21.8	The Company has paid promptly all sums payable by it under the Stamp Duty Ordinance (Chapter 117 of the Laws of Hong Kong), the Companies Ordinance and any other ordinance and no sums are presently payable by the Company under any such ordinance.

21.9	The Company has sufficient records relating to past events during the seven (7) years prior to Completion to calculate the Taxation liability or relief which would arise on any disposal or realization of any asset owned at the Accounts Date or acquired since the Accounts Date.

21.10	The Company has paid or accounted to the relevant fiscal authorities for all taxation due to be paid or so accounted for by it up to the date of this Agreement and taken all necessary steps (if any) to obtain any repayment of or relief from taxation available to it.

21.11	Since the Accounts Date, no act or transaction has been effected in consequence whereof the Company may be or is being held liable for any Taxation primarily chargeable against some other person.

22.	INTELLECTUAL PROPERTIES

22.1	In this paragraph 22, “Intellectual Property” means trademarks, service marks, trade names, logos, domain names, patents, business names, registered and non-registered design rights, copyrights, database rights, co-branding rights and all similar proprietary rights which may subsist in any part of the world including, where such rights are obtained or enhanced by registration, any registration of such rights and applications of rights to apply for such registration.

22.2	The Company has sufficient records or documentation to evidence the Company’s ownership to the Intellectual Properties. Copies of documents evidencing the registration of all Intellectual Property rights which are registered (or sought to be registered) in the name of the Company have been delivered and disclosed to the Purchaser.

22.3	The Company is the sole owner of all databases (whether electronic or in paper form) which are used in relation to the Company’s material products or services or are otherwise material to the business of the Company, and no Encumbrances or licenses have been created or granted by the Company in respect of such databases.

22.4	Where the Company is not the beneficial owner of the relevant Intellectual Property right used by it and which are material to the Company’s operations, it is licensed by way of licence or user agreement to use such Intellectual Property right and there has been no breach by the Company of such licence or user agreement.

22.5	All Intellectual Property rights which at or before Completion are used in the business of the Company are (a) not being infringed or attacked or opposed by any person, (b) not licensed by the Company to a third party (c) and are valid and subsisting rights to which the Company are entitled. No claims have been made and no applications are pending which, if pursued or granted, might be material in the context of this paragraph 22.5 of this Schedule.

22.6	All the networks and systems (including computer systems) and all records, data and information of the Company are recorded, stored, maintained or operated or otherwise held by the Company and are not wholly or partly dependent on any facilities which are not under the exclusive ownership or control of the Company.

22.7	No member of the Company knowingly uses any processes or is engaged in any activities which infringe any patents, copyrights, trademarks, designs, business names or other registrable or unregistrable intellectual property rights of any third party without proper authorization.

23.	POWERS OF ATTORNEY

23.1	The Company has not granted any power of attorney or other authorization to any person to act on behalf of or to represent the Company in any matter whatsoever (other than the usual authority conferred on its directors in respect of the ordinary course of day to day business) which will be subsisting immediately after Completion, and no person has authority to pledge the credit of the Company.

24.	EMPLOYEES AND TERMS OF EMPLOYMENT

24.1	There is not in existence any written contract of employment with any director or employee of the Company, nor any consultancy agreements with the Company, which cannot be terminated by one (1) months’ notice or less without giving rise to any claim for damages or compensation (other than a statutory severance or long service payment or statutory compensation for unreasonable dismissal).

24.2	There are no terms of employment for employees at the Company or consultancy agreements with the Company or terms of appointment for directors of the Company which provide that a change in control of the Company (however change in control may be defined in the said document, if at all) shall entitle the said employee, consultant or director to treat the change in control as amounting to a breach of the contract or entitling him to any payment or benefit whatsoever or entitling him to treat himself as redundant or dismissed or released from any obligation.

24.3	The Company has no obligations (whether legally binding or established by custom) in respect of any former director or employee of the Company to pay any remuneration, compensation, pension or any other payment of any nature whatsoever.

24.4	Since the Accounts Date:

(ooo)	no liability has been incurred by the Company for breach of any contract of employment or consultancy with any employee or consultant including, without limitation, severance or long service payments, compensation for wrongful dismissal or unreasonable dismissal or for failure to comply with any order for the reinstatement or re-engagement of any employee; and

(ppp)	the Company has not made or agreed to make any payment or provided or agreed to provide any benefit to any employee or former employee of the Company or any dependant of any such employee or former employee or to any consultant or former consultant in connection with the proposed termination or suspension of employment or variation of any contract of employment of any such employee or former employee or consultancy agreement of any consultant or former consultant.

24.5	The Company is not involved in any industrial or trade dispute or any dispute or negotiation regarding a claim of material importance with any trade unions, works council, staff association or other similar organization or other body (in any such case whether or not recognized by the Company for collective bargaining or other negotiating purposes) representing any of the employees.

24.6	Copies of documents in relation to the current schemes for the payment on retirement or on death for the benefit of any present or former director, officer or employee of the Company as a scheme member (the “Provident Schemes”) have been delivered and disclosed to the Purchaser. All such Provident Schemes have been administered in all material respects in accordance with the rules of the schemes. The Company is in compliance with the requirements of the Mandatory Provident Fund Schemes Ordinance (Chapter 485 of the Laws of Hong Kong) in all respects.

24.7	There are no agreements or arrangements for the payment of any benefits during periods of sickness or disablement for the benefit of any present or former director, officer or employee of the Company other than those which have been disclosed.

24.8	The Company does not have any share incentive scheme, share option scheme or profit sharing, bonus, commission or other incentive scheme for all or any of its directors or employees.

24.9	The Company has duly set up mandatory provident fund for the employees of the Company in compliance with all applicable and relevant laws and regulations of Hong Kong, all payments payable and deductions to be made by the Company have been duly paid and made by the Company in compliance with all applicable and relevant laws and regulations of Hong Kong.

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Execution Page(s)

IN WITNESS whereof the Parties have duly executed this Agreement the day and year first above written.

The Vendors

SIGNED by LUM CHOR WAH RICHARD

its director(s) (duly authorized by resolution of
the board of directors) for and on behalf of
VISION ACCESS ENTERPRISES LIMITED
whose signature(s) is/are verified by / in the
presence of:

		) ) ) ) ) ) ) )	/s/ Chor Wah Richard Lum __________________________________________
Signature of witness:	/s/ Wai Lung Lee
Name of witness:	Lee, Wai Lung

SIGNED by HWA KA LUN

its director(s) (duly authorized by resolution of
the board of directors) for and on behalf of
M DIGITAL PARTNERS COMPANY LIMITED

whose signature(s) is/are verified by / in the
presence of:

		) ) ) ) ) ) ) )	/s/ Ka Lun Hwa ___________________________________________
Signature of witness:	/s/ Mei Bo Yau
Name of witness:	Yau Mei Bo

The Purchaser

SIGNED by WONG TSZ KIN its director(s) (duly authorized by resolution of the board of directors) for and on behalf of POWELL MAX LIMITED whose signature(s) is/are verified by / in the presence of:		) ) ) ) ) ) ) )	/s/ Tsz Kin Wong _____________________________________
Signature of witness:	/s/ Kar Yan Leung
Name of witness:	Leung Kar Yan